Exhibit 10.17

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[Redacted]”) in this exhibit.***

UNICENTURY GROUP HOLDING LIMITED

YXT.COM HOLDING LIMITED

YXT.COM (HK) LIMITED

(雲學堂控股(香港)有限公司)

YUNXUETANG INFORMATION TECHNOLOGY (JIANGSU) CO., LTD.

(云学堂信息科技(江苏)有限公司)

JIANGSU YUNXUETANG NETWORK TECHNOLOGY CO., LTD.

(江苏云学堂网络科技有限公司)

BEIJING YUNXUETANG NETWORK TECHNOLOGY CO., LTD.

(北京云学堂网络科技有限公司)

SUZHOU XUANCAI NETWORK TECHNOLOGY CO., LTD.

(苏州炫彩网络科技有限公司)

CERTAIN OTHER GROUP COMPANIES

THE PERSONS LISTED IN SCHEDULE I

THE PERSONS LISTED IN SCHEDULE II

THE PERSONS LISTED IN SCHEDULE III

AND

THE PERSONS LISTED IN SCHEDULE IV

FIFTH AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

DATED MARCH 22, 2021

Table of Content

1.	DEFINITIONS.	4

2.	INFORMATION RIGHTS; BOARD REPRESENTATION.	16

3.	REGISTRATION RIGHTS.	21

4.	RIGHT OF PARTICIPATION.	33

5.	RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS.	36

6.	DRAG-ALONG RIGHT.	43

7.	ASSIGNMENT AND AMENDMENT.	44

8.	CONFIDENTIALITY AND NON-DISCLOSURE.	46

9.	PROTECTIVE PROVISIONS AND OTHER ARRANGEMENTS.	48

10.	ADDITIONAL COVENANTS	56

11.	GENERAL PROVISIONS.	60

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of March 22, 2021 by and among:

(1)	UNICENTURY GROUP HOLDING LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”);

(2)	YXT.COM Holding Limited, a business company incorporated and existing under the Laws of the British Virgin Islands (the “BVI Subsidiary I”);

(3)	YXT.COM (HK) LIMITED (雲學堂控股(香港)有限公司), a company incorporated and existing under the Laws of Hong Kong (the “HK Subsidiary I”);

(4)	Digital B-School China Limited, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Cayman Subsidiary”);

(5)

CEIBS Management Ltd., a limited company incorporated and existing under the Laws of the British Virgin Islands (the “BVI Subsidiary II”, together with BVI Subsidiary I, the “BVI Subsidiaries”, and each a “BVI Subsidiary”);

(6)	Jiangsu Yunxuetang Network Technology Co., Ltd. (江苏云学堂网络科技有限公司), a company incorporated and existing under the Laws of the PRC (“Jiangsu Yunxuetang”);

(7)	Beijing Yunxuetang Network Technology Co., Ltd. (北京云学堂网络科技有限公司), a company incorporated and existing under the Laws of the PRC (“Beijing Yunxuetang”);

(8)	Suzhou Xuancai Network Technology Co., Ltd. (苏州炫彩网络科技有限公司), a company incorporated and existing under the Laws of the PRC (“Suzhou Xuancai”,);

(9)	Suzhou Xiwenlejian Network Technology Co., Ltd. (苏州喜闻乐见网络科技有限公司), a company incorporated and existing under the Laws of the PRC (“XWLJ”);

(10)	Beijing Guoshi Technology Co., Ltd. (北京果识科技有限公司), a company incorporated and existing under the Laws of the PRC (“Beijing Guoshi”);

(11)	Yunxuetang Information Technology (Jiangsu) Co., Ltd. (云学堂信息科技(江苏)有限公司), a wholly foreign owned enterprise incorporated and existing under the Laws of the PRC (the “WFOE I”);

(12)	Lu Xiaoyan (卢小燕, a/k/a. 卢睿泽), a PRC citizen with the PRC ID Card No. [Redacted] (“Founder Lu”);

(13)

Unicentury Holdings Limited, a business company incorporated in the British Virgin Islands with limited liability which is wholly owned by Founder Lu (“Founder Lu Holdco”, together with Founder Lu, the “Founder Parties”);

(14)	the entities listed in Schedule II attached hereto (the “Key Holder Parties”);

(15)	the entities listed in Schedule III attached hereto; and

(16)	the entities listed in Schedule IV attached hereto.

RECITALS

WHEREAS:

A. The Company holds one hundred percent (100%) of the equity interest of the BVI Subsidiary I. The BVI Subsidiary I holds one hundred percent (100%) of the equity interest of the HK Subsidiary I. The HK Subsidiary I holds one hundred percent (100%) of the equity interest of the WFOE I which in turn controls Jiangsu Yunxuetang through the Yunxuetang Cooperative Agreements (as defined below).

B. The Company holds one hundred percent (100%) of the equity interest of the Cayman Subsidiary and BVI Subsidiary II, respectively. The Cayman Subsidiary and the BVI Subsidiary II together hold sixty percent (60%) of the equity interest of CEIBS Publishing Group Limited, a company incorporated and existing under the Laws of Hong Kong (the “HK Subsidiary II”, together with HK Subsidiary I, the “HK Subsidiaries”, and each a “HK Subsidiary”). The HK Subsidiary II holds one hundred percent (100%) of the equity interest of Fenghe Corporation Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司), a company incorporated and existing under the Laws of the PRC (“WFOE II”, together with WFOE I, the “WFOEs”, and each a “WFOE”), which in turn controls Shanghai Fenghe Culture Communication Co., Ltd. (上海峰禾文化传播有限公司), a company incorporated and existing under the Laws of the PRC (“Shanghai Fenghe”) through the Fenghe Cooperative Agreements (as defined below) and Shanghai Zhong Ou International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司), a company incorporated and existing under the Laws of the PRC (“Shanghai Zhong Ou”, together with Jiangsu Yunxuetang, Beijing Yunxuetang, Suzhou Xuancai, XWLJ, Beijing Guoshi, and Shanghai Fenghe, the “Domestic Companies”, and each a “Domestic Company”) through the Zhong Ou Cooperative Agreements (as defined below, together with the Yunxuetang Cooperative Agreements and the Fenghe Cooperative Agreements, the “Cooperative Agreements”)

C. The Group Companies collectively engage in the business of research and development of software (including Software-as-a-Service or “SaaS”), development and operation of internet or mobile network platforms and design, production, distribution and sale of multimedia courses, in each case, related to professional/skill training or education and enterprise informatization, and providing of related technical, consulting and supporting services, and other business as approved by the Board (the “Business”).

D. SIG purchased from the Company, and the Company sold to SIG, certain number of series A convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series A Preferred Shares”) on the terms and conditions set forth in the Series A Preferred Share Purchase Agreement dated as of November 3, 2017 by and among the Company, the BVI Subsidiary I, the HK Subsidiary I, the WFOE I, certain Domestic Companies, the Founder Parties, SIG and certain other parties thereto (the “Series A Purchase Agreement”) and the Warrant to Purchase Series A Preferred Shares of UNICENTURY GROUP HOLDING LIMITED dated November 3, 2017 by and among SIG and the Company. Chengwei Capital HK Limited purchased from the Company 1,838,453 Series A Preferred Shares, and CW MBA Digital Limited purchased from the Company 3,414,270 Series A Preferred Shares, on June 24, 2020.

E. Ximalaya (Hong Kong) Limited purchased from the Company 3,036,570 series B convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series B Preferred Shares”), Shen Jinhua (沈锦华) purchased from the Company 2,024,380 Series B Preferred Shares through Potato Capital Holding Limited, and Gao Qi (高琪) purchased from the Company 2,024,380 Series B Preferred Shares through Bronze Shield Limited, in each case pursuant to the Series B Preferred Share Purchase Agreement dated as of September 10, 2018 (the “Series B Purchase Agreement”). Ximalaya (Hong Kong) Limited’s onshore Affiliate (i.e., Shanghai Ximalaya Technology Co., Ltd. (上海喜马拉雅科技有限公司) (“Shanghai Ximalaya”)), Shen Jinhua (沈锦华), Gao Qi (高琪), Jiangsu Yunxuetang and certain other parties thereto have entered into a Capital Increase Agreement dated December 1, 2017, pursuant to which Shanghai Ximalaya has subscribed for certain amount of increased registered capital of Jiangsu Yunxuetang for a total consideration of RMB30,000,000, Shen Jinhua (沈锦华) has subscribed for certain amount of increased registered capital of Jiangsu Yunxuetang for a total consideration of RMB20,000,000 and Gao Qi (高琪) has subscribed for certain amount of increased registered capital of Jiangsu Yunxuetang for a total consideration of RMB20,000,000.

F. YF Elite Alliance Limited purchased from the Company, and the Company sold to YF Elite Alliance Limited, 23,786,590 series C convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series C Preferred Shares”) on the terms and conditions set forth in the Series C Preferred Share Purchase Agreement dated as of September 10, 2018 by and among certain Group Companies, the Founder Parties, YF Elite Alliance Limited and certain other parties thereto (the “Series C Purchase Agreement”) and the Warrant to Purchase Warrant Shares of UNICENTURY GROUP HOLDING LIMITED dated September 10, 2018.

G. The Series D Investors purchased from the Company, and the Company sold to the Series D Investors, 26,268,981 series D convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series D Preferred Shares”) on the terms and conditions set forth in the Series D Preferred Share Purchase Agreement dated December 31, 2019 by and among certain Group Companies, the Founder Parties, the Series D Investors and certain other parties thereto (the “Series D Purchase Agreement”). Centurium purchased from YunLing Holdings Limited 6,943,638 Ordinary Shares, which were re-designated by the Company as Series D Preferred Shares immediately upon completion of such purchase. Tencent purchased from the Other Ordinary Shareholder 3,939,542 Ordinary Shares, which were re-designated by the Company as Series D Preferred Shares immediately upon completion of such purchase.

H. Tencent purchased from the Company, and the Company sold to Tencent, 16,883,753 series E convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series E Preferred Shares”) on the terms and conditions set forth in the Series E Preferred Share Purchase Agreement dated January 9, 2021 by and among certain Group Companies, the Founder Parties, Tencent and certain other parties thereto (the “Series E Purchase Agreement”).

I. Matrix, April Sky Management Limited (“April Sky”) and the Company entered into a share transfer agreement on February 5, 2021 (“April Share Transfer Agreement”), pursuant to which, Matrix purchased from April Sky 1,501,006 Ordinary Shares. Matrix, Founder Lu Holdco and the Company entered into a share transfer agreement on March 22, 2021 (“Founder Lu Share Transfer Agreement”), pursuant to which, Matrix purchased from Founder Lu Holdco 3,751,945 Ordinary Shares.

J. Matrix purchased from the Company, and the Company sold to Matrix, 3,605,492 series E2 convertible redeemable preferred shares, with a par value of US$0.0001 per share, of the Company (the “Series E2 Preferred Shares”) on the terms and conditions set forth in the Series E2 Preferred Share Purchase Agreement dated March 22, 2021 by and among certain Group Companies, the Founder Parties, Matrix and certain other parties thereto (the “Series E2 Purchase Agreement”); Hundreds Three Fund Limited Partnership purchased from the Company, and the Company sold to Hundreds Three Fund Limited Partnership, 1,482,018 Series E2 Preferred Shares on the terms and conditions set forth in the Series E2 Purchase Agreement; SCC Growth VI Holdco E, Ltd. purchased from the Company, and the Company sold to SCC Growth VI Holdco E, Ltd., 4,446,055 Series E2 Preferred Shares on the terms and conditions set forth in the Series E2 Purchase Agreement.

K. SIG, the Series B Investors, the Series C Investor, the Series D Investors, Tencent, certain Group Companies, the Angel Parties, the Other Ordinary Shareholder, the Founder Parties and the Key Holder Parties have entered into the Fourth Amended and Restated Shareholders Agreement dated January 25, 2021 (the “Prior Agreement”).

L. The parties hereto desire to enter into this Agreement and the ancillary agreements for the purpose of amending and restating the Prior Agreement in its entirety as well as setting forth the agreements on the governance, management and operations of the Group Companies between and among the Company and its shareholders and the rights and obligations of each party hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS.

1.1

Certain Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the Series E2 Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a Person other than a natural person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; and with respect to any Person who is a natural person, any other Person that, is directly or indirectly, controlled by such Person or is a Family Member of such Person. For the avoidance of doubt, in the case of the Lead Series D Investor, the term “Affiliate” includes (i) any direct or indirect controlling shareholder of the Lead Series D Investor, (ii) any of such direct or indirect controlling shareholder’s or the Lead Series D Investor’s general partners, (iii) the fund manager managing such direct or indirect controlling shareholder or the Lead Series D Investor (and general partners and officers thereof) and other funds or Person managed or controlled by such fund manager, and (iv) trusts controlled by or for the benefit of any such Person referred to in (i), (ii) or (iii). In this Agreement, the Affiliate of Yunfeng or “Yunfeng’s Affiliate” or “YF Affiliate” refers to (i) any of YF RMB Funds or YF USD Funds, (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor, or (iii) any portfolio company controlled by any of the foregoing.

For the purpose of this definition,

(a) “YF RMB Fund” shall mean any of the following: (i) 上海云锋股权投资中心（有限合伙）; (ii) 上海云锋新创股权投资中心（有限合伙）; (iii) 上海云锋新呈股权投资中心（有限合伙）; and (iv) 上海云锋麒泰投资中心（有限合伙）;

(b) “YF USD Fund” shall mean any of the following: (i) Yunfeng Fund, L.P.; (ii) Yunfeng Fund II, L.P.; and (iii) Yunfeng Fund III, L.P..

(c) “YF Advisor” means “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”.

(d) “YF Offshore Advisor” means Yunfeng Capital Limited.

(e) “YF Onshore Advisor” means 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be. For the avoidance of doubt, Yunfeng shall not be deemed an Affiliate of Alibaba Group Holding Limited or Ant Technology Group Co. Ltd. (蚂蚁科技集团股份有限公司).

“Angel Parties” means the entities listed in part I of Schedule III attached hereto, so long as such entity holds any Ordinary Shares of the Company, an “Angel Party” means any of them.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or any public holiday, on which banks are ordinarily open for business in Cayman Islands, Hong Kong and the PRC.

“Centurium” means Jump Shot Holdings Limited, a company incorporated under the Laws of the Cayman Islands, or its successor.

“Change of Control” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person, or any other transaction or series of transactions, in which the members of the Company immediately prior to such consolidation, amalgamation, scheme of arrangement, merger, reorganization or transaction(s) own less than a majority of the voting power attaching to all issued and outstanding Equity Securities of the Company immediately after such consolidation, amalgamation, scheme of arrangement, merger, or reorganization, or any transaction or series of related transactions to which the Company is a party in which or as a result of which at least a majority of the voting power attaching to all issued and outstanding Equity Securities of the Company immediately prior to such transaction(s) is transferred; or (ii) a sale, transfer, lease, or other disposition of all or substantially all of the assets of the Company or of the other Group Companies, or the licensing out of material intellectual property, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other Group Companies, or the licensing out of material intellectual property, taken as a whole).

“control” (including with collative meanings, the terms “controlling”, “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the business, management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership of more than fifty percent (50%) of the Equity Securities of such Person or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors or similar governing body of such Person.

“Deemed Liquidation Event” has the meaning given to it the Restated Articles.

“Employee Share Restriction Agreements” means the employee share restriction agreements by any among XZY Holdings Limited, each of XZY Holdings Limited’s shareholders (other than Zhang Jian (张戬) and Cheng Xiaowei (程晓伟)), Jiangsu Yunxuetang and Suzhou Xinzhiyun Enterprise Management Consulting Center (Limited Partnership) (苏州新智云企业管理咨询中心（有限合伙）).

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interest, equity interest, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing. Unless the context otherwise requires or specifies, any reference to “Equity Securities” refers to the Equity Securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor statute.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a Subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“Family Members” of an individual means his or her spouse, children or step-children, grandchildren, brothers, sisters, parents, grandparents, in-laws and each person who lives together with this individual in the same household.

“Fenghe Cooperative Agreements” means:

(i) the Exclusive Technology and Consulting Service Agreement (独家技术与咨询服务协议) by and between the WFOE II and Shanghai Fenghe dated June 24, 2020;

(ii) the Exclusive Option Agreement (独家购买权协议) by and among the WFOE II, Shanghai Fenghe and the equity holders of Shanghai Fenghe dated June 24, 2020;

(iii) the Equity Interest Pledge Agreement (股权质押协议) by and among the WFOE II, Shanghai Fenghe and the equity holders of Shanghai Fenghe dated June 24, 2020; and

(iv) the Shareholders Voting Rights Proxy Agreement (股东表决权委托协议) by and among the WFOE II, Shanghai Fenghe and the equity holders of Shanghai Fenghe dated June 24, 2020.

“Founder Lu Holdco Loan Documents” has the meaning given to the term “Loan Documents” in the Founder Lu Holdco Loan Agreement.

“Founder Lu Holdco Mortgage” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest created pursuant to the Founder Lu Holdco Loan Documents.

“Founder Lu Holdco Mortgaged Shares” has the meaning given to the term “Mortgaged Shares” in the Founder Lu Holdco Mortgage Agreement.

“Governmental Authority(ies)” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any of the foregoing, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” means collectively the Company, the Cayman Subsidiary, the BVI Subsidiary I, the BVI Subsidiary II, the HK Subsidiary I, the HK Subsidiary II, the WFOEs, the Domestic Companies and each other entity which is directly or indirectly controlled by the Company or whose financial statements are consolidated with those of the Company in accordance with the IFRS or other accounting standards approved by the Board in accordance with Section 9.2 (in each case, the “Approved Accounting Standards”) and are recorded on the books of the Company for financial reporting purposes (each, a “Group Company”).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means the International Financial Reporting Standards.

“Indemnification Agreements” means the indemnification agreements entered into between the Company and each of the Investor Directors.

“Internal Rate of Return” shall mean, in respect of any Series D Preferred Share as of the date of determination, the annual percentage rate compounded on an annual basis and based on a 365-day period which when applied to each of the following cash flows and taking into account the timing of when the relevant payments are made, would result in a net present value of zero: (a) representing positive cash flows, the aggregate net amounts received by the holder of such Series D Preferred Share in respect of such share through such date (including without limitation any dividends and other distributions and cash from sale or redemption received in respect of such Series D Preferred Share) and (b) representing negative cash flows, the aggregate amounts paid by the holder of such share.

“Investors” means collectively the Series A Investors, the Series B Investors, the Series C Investor, the Series D Investors, the Series E Investors and the Series E2 Investors, an “Investor” means any of them.

“IPO” means the first firm underwritten registered public offering by the Company (or another listing vehicle formed to hold all or most of the business and assets of the Group Companies taken as a whole) of its ordinary shares pursuant to a registration statement that is filed with and declared effective by either the Commission under the Securities Act or equivalent filing for a public offering by the Company (or another listing vehicle formed to hold all or most of the business and assets of the Group Companies taken as a whole) of its ordinary shares in any jurisdiction other than the United States of America, including a Qualified Public Offering.

“IPO Resolution” means a resolution of the Board approving the exploration, furtherance and/or closing of an IPO, any restructuring or applications for any approvals required to effect an IPO and/or any other matters in furtherance of an IPO, in such form as may be approved by the Lead Series D Investor Representative and Tencent.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable governmental orders.

“Lead Series D Investor” means (i) Centurium, or (ii) Centurium’s assign or transferee to which all (but not less than all) of the Series D Preferred Shares (including securities issued or issuable upon a stock split, stock dividend or any subdivision, combination, recapitalization, or other similar events with respect to such Series D Preferred Shares) held by Centurium immediately prior to such transfer have been transferred in compliance with this Agreement, or (iii) in the event that Centurium has, after January 25, 2021, transferred in compliance with this Agreement (x) all or any portion of the Series D Preferred Shares (including securities issued or issuable upon a stock split, stock dividend or any subdivision, combination, recapitalization, or other similar events with respect to such Series D Preferred Shares) held by it to one (1) or more of its Affiliates, or (y) no less than fifty percent (50%) (but not all) of the Series D Preferred Shares (including securities issued or issuable upon a stock split, stock dividend or any subdivision, combination, recapitalization, or other similar events with respect to such Series D Preferred Shares) held by it to any single assign or transferee who is not an Affiliate of it, then Centurium, such Affiliate(s) and/or such assign or transferee, shall be, taken as a whole, regarded as the Lead Series D Investor for all purposes of this Agreement and the other Transaction Documents, and each of them shall be referred to hereunder as a “Lead Series D Investor Member”.

“Lead Series D Investor Representative” means, (i) Centurium, or (ii) if the scenario described under (ii) of the definition of “Lead Series D Investor” applies, such assign or transferee of Centurium, or (iii) if the scenario described under (iii) of the definition of “Lead Series D Investor” applies, a Lead Series D Investor Member as designated by Centurium in writing to the Company, or if no such designation is made within three (3) Business Days after a request for designation is sent by the Company or Founder Lu, Centurium (for the avoidance of doubt, any direction regarding a matter of the Group Companies or the Founder Parties requiring single consent, approval or confirmation from the Lead Investor (as defined in the Series D Purchase Agreement) or the Lead Series D Investor Representative pursuant to this Agreement or the other Transaction Documents, whether verbally or in writing, given by such designated Lead Series D Investor Member or Centurium (as the case may be) under this scenario (iii) shall be deemed as having been jointly given by all Lead Series D Investor Members which cannot be cancelled, withdrawn or invalidated by a direction regarding the same matter given by any other Lead Series D Investor Member or any Lead Series D Investor Member other than Centurium (as the case may be), and the Company or the Founder Parties shall have no obligations to confer or consult with or seek consent, approval or confirmation regarding the same matter from any other Lead Series D Investor Member or any Lead Series D Investor Member other than Centurium (as the case may be).

“Matrix” means Matrix Partners China VI Hong Kong Limited.

“Non-wholly Owned/Controlled Subsidiaries” means the Group Companies whose equity interests are not one-hundred percent (100%) held or controlled (whether directly or indirectly) by the Company, including without limitation, as of the date hereof, the HK Subsidiary II, the WFOE II, Shanghai Fenghe and Shanghai Zhong Ou, and a “Non-wholly Owned/Controlled Subsidiary” means any of them.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, in the share capital the Company.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares, including without limitation, the Preferred Shares.

“Other Ordinary Shareholder” means the entity listed in part II of Schedule III attached hereto, so long as such entity holds any Ordinary Shares of the Company;

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“PRC GAAP” means the generally accepted accounting principles of the PRC.

“Preferred Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Preferred Shares, calculated on an as-converted basis.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series E2 Preferred Shares collectively.

“Qualified Public Offering” means:

(X) with respect to each shareholder other than each Series E Investor and each Series E2 Investor, an IPO consummated (unless otherwise consented to by the Lead Series D Investor Representative, Yunfeng and SIG) on or prior to the seventh (7th) anniversary of January 25, 2021 on the main board of Stock Exchange of Hong Kong, NASDAQ, the New York Stock Exchange, or another domestic or international stock exchange approved by Tencent, the Lead Series D Investor Representative, Yunfeng and SIG (each, a “Qualified Exchange”), provided that, unless otherwise consented to by the Lead Series D Investor Representative, Yunfeng and SIG: (a)(i) if the closing of such IPO occurs on or prior to the fourth (4th) anniversary of January 25, 2021, the per share offering price in such IPO shall be no less than the higher of (1) a price that would provide (assuming that all of the Ordinary Shares into which such Series D Preferred Shares issued to Centurium pursuant to the Series D Purchase Agreement are convertible are sold in the IPO at such offering price) Centurium with an Internal Rate of Return of 25% on Centurium’s investment in the Series D Preferred Shares acquired pursuant to the Series D Purchase Agreement, with such Internal Rate of Return calculated from the date hereof through the closing date of such IPO, and (2) a price that implies a valuation of the Company immediately prior to the IPO that is no lower than US$800,000,000, and (ii) if the closing of such IPO occurs after the fourth (4th) anniversary of January 25, 2021 and prior to the seventh (7th) anniversary of January 25, 2021, the per share offering price in such IPO shall be no less than a price that implies a valuation of the Company immediately prior to the IPO that is no lower than US$ 1,000,000,000, and (b) such IPO results in gross proceeds in cash to the Company (i.e., before deduction of underwriting fees and other expenses and costs related to such public offering) of at least US$160,000,000; and

(Y) with respect to each Series E Investor and each Series E2 Investor, an IPO consummated on or prior to the fourth (4th) anniversary of January 25, 2021 on a Qualified Exchange, the per share offering price in which implies a valuation of the Company immediately prior to the IPO not lower than US$1,400,000,000 and results in gross proceeds in cash to the Company (i.e., before deduction of underwriting fees and other expenses and costs related to such public offering) of at least US$160,000,000.

“Related Party” means, with respect to any Group Company:

(i) any holder of any Equity Securities of any Group Company;

(ii) any director, officer, supervisory board member or key employee of any Group Company;

(iii) any Affiliate of any of the foregoing persons specified in (i) or (ii);

(iv) any Person in which any of the foregoing persons specified in (i) or (ii) has any interest, other than a passive shareholding of less than 10%;

(v) any other Affiliate of any Group Company; or

(vi) any Person in which Founder Lu has any interest other than any Equity Securities in any other Group Company or passive shareholding of less than 5%.

Notwithstanding the foregoing, the Company shall not be deemed as a Related Party to any Wholly Owned/Controlled Subsidiary and any Wholly Owned/Controlled Subsidiary shall not be deemed as a Related Party to the Company, and one Wholly Owned/Controlled Subsidiary shall not be deemed as a Related Party to another Wholly Owned/Controlled Subsidiary.

“Restated Articles” means the seventh amended and restated memorandum and articles of association of the Company adopted on March 22, 2021, as amended and/or restated from time to time.

“SEC Rule 145” means Rule 145 promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Investors” means the entities listed on Schedule IV-1 attached hereto.

“Series A Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Series A Preferred Shares, calculated on an as-converted basis.

“Series B Investors” means the entities and individuals listed on Schedule IV-2 attached hereto.

“Series B Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Series B Preferred Shares, calculated on an as-converted basis.

“Series C Investor” means the entity listed on Schedule IV-3 attached hereto.

“Series C Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Series C Preferred Shares, calculated on an as-converted basis.

“Series D Investors” means the entities listed on Schedule IV-4 attached hereto.

“Series D Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Series D Preferred Shares, calculated on an as-converted basis.

“Series E Investor” means any holder of Series E Preferred Shares.

“Series E Majority” means the holders of more than fifty percent (50%) of the then issued and outstanding Series E Preferred Shares and Series E2 Preferred Shares, calculated on an as-converted basis.

“Series E2 Investor” means any holder of Series E2 Preferred Shares.

“Series E2 Majority” means the holders of more than two-thirds (2/3) of the then issued and outstanding Series E2 Preferred Shares, calculated on an as-converted basis.

“Subsidiary” means, with respect to any given person, any other person that is controlled directly or indirectly by such given person. For the avoidance of doubt, the Subsidiaries of the Company shall include the WFOEs and the Domestic Companies and their Subsidiaries from time to time.

“shareholder” means, unless the context otherwise requires or specifies, a holder of Shares who is a party hereto as of the date hereof or becomes a party hereto in compliance with the terms hereof.

“Share Restriction Agreements” means (i) the Second Amended and Restated Share Restriction Agreement dated January 15, 2020 and entered into by and among the Company, Dingding Holdings Limited and all other parties thereto, and (ii) the Fourth Amended and Restated Share Restriction Agreement dated the date hereof and entered into by and among the Company, Founder Lu and all other parties thereto.

“Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued upon conversion of the Preferred Shares or any other class or series of preferred shares of the Company, (iii) Ordinary Shares issued upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, and (iv) the Preferred Shares and any other class or series of shares in the share capital of the Company.

“SIG” means SIG China Investments Master Fund IV, LLLP.

“Tencent” means Image Frame Investment (HK) Limited.

“Tencent Business Cooperation Agreements” means (i) the Business Cooperation Agreement entered into by and between 深圳市腾讯计算机系统有限公司 (an affiliate of Tencent) and Jiangsu Yunxuetang on or prior to the date hereof, and (ii) the Business Cooperation Agreement entered into by and between Tencent and the Company on or prior to the date hereof.

“Tencent Restricted Person” means each Person listed on Exhibit D.

“Transaction Documents” means the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement, the Series E Purchase Agreement, the Series E2 Purchase Agreement, this Agreement, the Restated Articles, the Indemnification Agreements, the Share Restriction Agreements and the Cooperative Agreements, and each of the other agreements and documents otherwise entered into in connection with the transactions contemplated by any of the foregoing, provided that the Tencent Business Cooperation Agreements shall not be deemed as Transaction Documents for all purposes of Article 47 (Redemption) of the Restated Articles.

“Wholly Owned/Controlled Subsidiaries” means the Subsidiaries of the Company other than the Non-wholly Owned/Controlled Subsidiaries and a “Wholly Owned/Controlled Subsidiary” means any of them.

“Yunfeng” means YF Elite Alliance Limited.

“Yunxuetang Cooperative Agreements” means:

(i) the Exclusive Technology and Consulting Service Agreement (独家技术咨询服务协议) by and between the WFOE I and Jiangsu Yunxuetang dated October 9, 2017;

(ii) Exclusive Option Agreement (独家购股选择权协议) by and among the WFOE I, Jiangsu Yunxuetang and the equity holders of Jiangsu Yunxuetang dated September 5, 2018;

(iii) the Equity Interest Pledge Agreement (股权质押协议) by and among the WFOE I, Jiangsu Yunxuetang and the equity holders of Jiangsu Yunxuetang dated September 5, 2018;

(iv) the Power of Attorney Agreement (股东权利委托协议) by and among the WFOE I, Jiangsu Yunxuetang and the shareholders of Jiangsu Yunxuetang dated September 5, 2018;

(v) the Spousal Consents (配偶承诺函) dated September 5, 2018 by each of Chen Yong (陈勇, spouse of Ding Jie (丁捷)), Huang Ling (黄玲, spouse of 吴彬)), Ren Qiaohong (任巧红, spouse of 陈红波) and Liu Wenshan (刘文珊, spouse of 许乃汉); and the Spousal Consent (配偶承诺函) dated September 10, 2018 by Liu Jie (刘洁, spouse of 沈锦华); and

(vi) the Confirmation Letters (确认函) dated September 10, 2018 by each of Founder Lu and Gao Qi (高琪), and the Confirmation Letter (确认函) by LiXue (李雪) dated August 5, 2018.

“Zhong Ou Cooperative Agreements” means:

(i) the Exclusive Technology and Consulting Service Agreement (独家技术与咨询服务协议) by and between the WFOE II and Shanghai Zhong Ou dated June 24, 2020;

(ii) the Exclusive Option Agreement (独家购买权协议) by and among the WFOE II, Shanghai Zhong Ou and the equity holders of Shanghai Zhong Ou dated June 24, 2020;

(iii) the Equity Interest Pledge Agreement (股权质押协议) by and among the WFOE II, Shanghai Zhong Ou and the equity holders of Shanghai Zhong Ou dated June 24, 2020; and

(iv) the Shareholders Voting Rights Proxy Agreement (股东表决权委托协议) by and among the WFOE II, Shanghai Zhong Ou and the equity holders of Shanghai Zhong Ou dated June 24, 2020.

1.2	Other Defined Terms. The following terms shall have the meanings defined for such terms in the sections set forth below:

Term	Section
Agreement	Preamble
as-converted basis	11.10(b)
Beijing Guoshi	Preamble
Beijing Yunxuetang	Preamble
Business	Recitals
BVI Subsidiaries	Preamble
BVI Subsidiary I	Preamble
BVI Subsidiary II	Preamble
Cayman Subsidiary	Preamble
Commission	3.2(f)

Term	Section
Company	Preamble
Company Competitors	5.6(a)
Cooperative Agreements	Recitals
Core VIE Company	9.3(b)(iii)
Co-Sale Notice	5.3(a)
Co-Sale Right Holder	5.3(a)
Demanded IPO	10.3(b)
Disclosing Party	8.4
Domestic Companies	Recitals
Drag-Along Sale	6.1
Dragged Shareholders	6.1
Dragging Shareholders	6.1
Dual Class Voting Structure	10.6
ESOP	9.2(m)
Existing ESOP Shares	10.7
Financing Terms	8.1
Form F-3	3.2(e)
Founder Lu	Preamble
Founder Lu Holdco	Preamble
Founder Lu Holdco Loan Agreement	10.3(c)
Founder Lu Holdco Mortgage Agreement	10.3(c)
fully-diluted basis	11.10(b)
HK Subsidiaries	Recitals
HK Subsidiary I	Preamble
HK Subsidiary II	Recitals
HKIAC	11.14(b)(i)
HKIAC Rules	11.14(b)(i)
Holder	3.2(d)
Information Rights	2.1(a)(ix)
Initiating Holders	3.3(b)
Inspection Rights	2.1(b)
Investor Directors	2.2(a)(iv)
Jiangsu Yunxuetang	Preamble
Joinder	11.7
Key Holder Parties	Preamble
M&A	9.1(e)
Minimum Co-Sale Number	5.3(b)
New ESOP Shares	10.7
New Securities	4.3
Non-Disclosing Parties	8.4
Non-Disclosing Party	8.4
Observer	2.2(e)
Offered Shares	5.2(a)
Option Period	5.2(a)(i)
Original Share Certificate(s)	5.3(d)
Overallotment Participants	5.2(b)
Overallotment Shares	5.2(b)

Term	Section
Participation Notice	4.4
Participation Period	4.4
Participation Rights Holder	4.1
Permitted Transferee	5.5(c)
PFIC	2.1(d)
Prior Agreement	Recitals
Pro Rata Share	4.2
Process Agent	11.15
Prospective Purchaser	5.3(a)
Registrable Securities	3.2(b)
Registrable Securities then Outstanding	3.2(c)
Registration Expenses	3.2(g)
Remaining New Securities	4.4
Remaining Offered Shares	5.3(a)
Remaining Securities	4.5
Request Notice	3.3(a)
Restricted Holders	5.1(a)
Right of Participation	4.1
ROFR Allocation Notice	5.2(b)
ROFR Holder	5.2(a)(i)
SaaS	Recitals
SEC	3.2(f)
Second Transfer Notice	5.3(a)
Selling Expenses	3.2(h)
Series A Preferred Shares	Recitals
Series A Purchase Agreement	Recitals
Series Angel Preferred Shares	Recitals
Series B Preferred Shares	Recitals
Series B Purchase Agreement	Recitals
Series C Preferred Shares	Recitals
Series C Purchase Agreement	Recitals
Series D Director	2.2(a)(ii)
Series D Preferred Shares	Recitals
Series D Purchase Agreement	Recitals
Series E Preferred Shares	Recitals
Series E Purchase Agreement	Recitals
Series E2 Preferred Shares	Recitals
Series E2 Purchase Agreement	Recitals
Shanghai Fenghe	Recitals
Shanghai Ximalaya	Recitals
Shanghai Zhong Ou	Recitals
SIG Director	2.2(a)(iv)
Special Auditing Rights	2.1(b)
Subsidiary Boards	2.2(d)
Suzhou Xuancai	Preamble
Tencent Director	2.2(a)(i)
Transfer	5.1(a)

Term	Section
Transfer Notice	5.2(a)
Transferor	5.2(a)
VIE Companies	9.3(b)
VIE Structure	9.3
Violation	3.9(a)
WFOE I	Preamble
WFOE II	Recitals
WFOEs	Recitals
XWLJ	Preamble
Yunfeng Director	2.2(a)(iii)

2.	INFORMATION RIGHTS; BOARD REPRESENTATION.

2.1	Information and Inspection Rights.

(a)

Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, the Group Companies shall deliver to each Investor, each Angel Party and the Other Ordinary Shareholder (in each case, to the extent such Investor, Angel Party or Other Ordinary Shareholder owns more than three percent (3%) Equity Securities of the Company (calculated on a fully-diluted and as-converted basis)):

(i)

audited annual consolidated financial statements of the Group Companies, within ninety (90) days after the end of each fiscal year, prepared in accordance with the Approved Accounting Standards and audited by a reputable accounting firm as determined by the Board (including the affirmative votes of the Investor Directors);

(ii)	unaudited monthly consolidated financial statements and the monthly main operation data of the Group Companies, within thirty (30) days of the end of each month;

(iii)	unaudited quarterly consolidated financial statements of the Group Companies, within sixty (60) days of the end of each fiscal quarter;

(iv)

a comprehensive operating budget forecasting of the Group Companies’ revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year and the business plan of the Group Companies for the upcoming fiscal year, each of which that is to be or that has been submitted to the Board for approval, at least thirty (30) days prior to the end of each fiscal year;

(v)	details in relation to any actual or prospective material change or development with regard to the business, operations and financial conditions of any Group Company;

(vi)	an up-to-date capitalization table of each Group Company, certified by the Chief Financial Officer/Financial Controller promptly following the end of each quarter;

(vii)	copies of all documents or information of the Group Companies sent to any shareholder;

(viii)	other information as determined by the Board; and

(ix)	such other information as may be reasonably requested by such Investor, the Angel Parties and the Other Ordinary Shareholder (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to each such holder of Preferred Shares and each such holder of Ordinary Shares pursuant to this Section 2.1(a) shall include an income statement, a balance sheet, a cash flow statement, and a statement of changes in shareholding for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the PRC GAAP (with respect to the WFOEs and the Domestic Companies) or the Approved Accounting Standards (with respect to the Company, the BVI Subsidiaries, the HK Subsidiaries, or the Group Companies taken as a whole).

(b)

Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, each Investor, each Angel Party and the Other Ordinary Shareholder (in each case, to the extent such Investor, Angel Party or Other Ordinary Shareholder owns more than three percent (3%) Equity Securities of the Company (calculated on a fully-diluted and as-converted basis) and its authorized representatives shall, by giving a five (5) Business Day prior notice and during the normal business hours, have (i) the right to inspect facilities, personnel, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”). Furthermore, each of SIG, Yunfeng, Centurium and Tencent shall have the right to conduct by itself or appoint any accounting firm to conduct financial auditing on the Group Companies at its own expense (the “Special Auditing Rights”), provided that each of SIG, Yunfeng, Centurium and Tencent shall not exercise the Special Auditing Rights more than once in any fiscal year. The Group Companies and the Founder Parties hereby covenant to cooperate with SIG, Yunfeng, Centurium and Tencent in providing necessary conditions and assistance to facilitate such financial auditing.

(c)

Termination of Rights. Unless otherwise provided in this Agreement, the Information Rights, the Inspection Rights and the Special Auditing Rights set forth in this Section 2.1 shall terminate upon the consummation of an IPO.

(d)

United States Tax Matters. The Company acknowledges that any of the holder(s) of Preferred Shares may be, or may be comprised of a Person that is, a U.S. Person (as defined in the United States Internal Revenue Code of 1986, as amended) and that the U.S. income tax consequences to such Person of the investment in the Company will be significantly affected by whether the Company and/or any of the entities in which it owns an equity interest at any time is (i) a “passive foreign investment company” (within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended) (a “PFIC”) or (ii) classified as a partnership or a branch for US federal income tax purposes.

The Company agrees, if requested by any of the holder(s) of Preferred Shares that is, or is comprised of any Person that is, a U.S. Person (as defined in the United States Internal Revenue Code of 1986, as amended), (i) to cooperate with such holder of Preferred Shares, including providing any documentation reasonably requested by such holder of Preferred Shares, to determine annually whether the Company and each of the entities in which the Company owns or proposes to acquire an equity or ownership interest (directly or indirectly) is or may become a PFIC (including whether any exception to PFIC status may apply); for this purpose, the holder(s) of Preferred Shares agrees, if requested by the Company in writing, to provide the Company relevant information about itself/themselves or its/their Affiliates, as deemed reasonably necessary, in order to facilitate such determination, if applicable, and (ii) to provide such information as the holder(s) of Preferred Shares may reasonably request to permit the holder(s) of Preferred Shares to elect to treat the Company and/or any such entity as a “qualified electing fund” (within the meaning of Section 1295 of the United States Internal Revenue Code of 1986, as amended) for US federal income tax purposes. To the extent the Company becomes, or believes it may be, a PFIC, the Company shall notify the holder(s) of Preferred Shares of such status.

The Company agrees, if requested by the holder(s) of Preferred Shares that is, or is comprised of any Person that is, a U.S. Person (as defined in the United States Internal Revenue Code of 1986, as amended), to cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any such entity to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made; provided, that the holder(s) of Preferred Shares shall, at the Company’s expense, provide appropriate tax and legal expertise to advise the Company and/or any such entity with respect to making such elections. Subject to the preceding sentence, the Company shall not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and shall not elect to be treated as an entity other than a corporation for such purposes.

The Company agrees, if requested by the holder(s) of Preferred Shares that is, or is comprised of any Person that is, a U.S. Person (as defined in the United States Internal Revenue Code of 1986, as amended), to cooperate with the holder(s) of Preferred Shares, including providing any documentation reasonably requested by the holder(s) of Preferred Shares, to prepare and provide to the holder(s) of Preferred Shares within one hundred twenty (120) days following the end of the Company’s taxable year a complete and accurate “PFIC Annual Information Statement” as required under the applicable U.S. tax regulations for the Company and for each of its Subsidiaries required to file such statement. The parties agree that such statement shall generally follow the general form of Exhibit A attached hereto.

The Company also agrees to obtain and provide reasonably promptly upon the holder(s) of Preferred Shares’ request any and all other information deemed reasonably necessary to comply with the provisions of this Section.

2.2	Board of Directors.

(a)	Members of the Board. The Board of the Company shall consist of eight (8) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles:

(i)	Tencent (so long as it or its Affiliates hold any Series E Preferred Share or Ordinary Shares of the Company) shall be entitled to appoint and remove one (1) director (the “Tencent Director”);

(ii)

the Lead Series D Investor Representative (so long as it holds any Series D Preferred Shares or Ordinary Shares of the Company) shall be entitled to appoint and remove one (1) director (the “Series D Director”);

(iii)	Yunfeng (so long as it holds any Series C Preferred Shares or Ordinary Shares of the Company) shall be entitled to appoint and remove one (1) director (the “Yunfeng Director”);

(iv)

SIG (so long as it holds any Series A Preferred Shares or Ordinary Shares of the Company) shall be entitled to appoint and remove one (1) director (the “SIG Director”, together with the Tencent Director, Series D Director and the Yunfeng Director, collectively, the “Investor Directors”); and

(v)	Founder Lu shall be entitled to, through the Founder Lu Holdco, appoint and remove four (4) directors.

(b)

Election and Removal of Board Members. Appointment or removal of each director of the Company pursuant to Section 2.2 may be made by the shareholder which is entitled to appoint or remove such Director by delivering to the Company a written instrument to that effect signed by such shareholder. No director appointed pursuant to Section 2.2 may be removed from office unless the shareholder originally entitled to appoint such director or occupy such Board seat pursuant to Section 2.2 is no longer so entitled to appoint such director or occupy such Board seat. Any vacancies created by the resignation, removal or death of a director appointed pursuant to Section 2.2 shall be filled pursuant to the provisions of Section 2.2. The Company shall adopt, and each shareholder of the Company that is a party to this Agreement agrees to cause the director(s) appointed by it (if any) to consent to adoption of, Board resolutions as may be required to update the register of directors of the Company reflecting each appointment or removal of director made pursuant to Section 2.2, and the Company shall promptly update its register of directors accordingly thereafter.

(c)

Board Meeting. The Company shall hold a Board meeting at least once every six (6) months, unless otherwise agreed by the majority of the votes of the directors who in all cases shall include all the Investor Directors. The quorum necessary for the transaction of the business of the directors shall be five (5) then in office, provided that such quorum shall include the Investor Directors and no Board meetings shall be held in the absence of any Investor Director. A meeting absent of any Investor Director shall be automatically postponed to commence at the same time on the date five (5) Business Days following the original date set forth in the original notice, and if at the postponed meeting any of the Investor Directors is not present within half an hour from the time appointed for the meeting, any five (5) directors present and entitled to vote shall form a quorum. A notice of the postponed meeting shall also be delivered in accordance with the Restated Articles. Only the business outlined in the notice to the Board members shall be determined at the meeting. Subject to the sections with respect to the matters which must be approved by the Investor Directors as listed under this Agreement (including without limitation Section 9.2), each director except for Founder Lu (to the extent that Founder Lu is a director of the Company) shall have one (1) vote, and Founder Lu, to the extent that he is a director of the Company, shall have two (2) votes at any meeting of the Board or in respect of any Board resolutions. Subject to Section 9.2, any action that may be taken by the Board at a meeting may be taken by a written resolution signed by the directors holding a majority of the votes of all the directors then in office without convening a Board meeting; provided that, in the event that the Company desires to pass any such written Board resolution without convening a Board meeting, the Company shall provide at least five (5) Business Days of advance notice to each of the directors of the Company, setting forth the desire to pass such written Board resolution, reasonable details of the matters proposed to be approved (including the draft of such written Board resolution to be passed) and all relevant documents and materials (if applicable). After the directors representing the majority of the votes of all the directors have signed such resolution in favor of such matters, such resolution shall be deemed to have been approved by the Board, and promptly but in no event later than two (2) days after such signing, the Company shall notify each other director who has not signed or declined to sign such resolution together with a copy of such signed resolution, provided that in such circumstances, the party appointing or nominating such other director shall use reasonable endeavors to cause its appointed or nominated director to cooperate to sign such resolutions if a unanimous written resolutions signed by all directors of the Company is required by applicable Laws to effectuate a corporate action of the Company or to be filed with or submitted to (where applicable) the competent Governmental Authorities, unless any Investor Director appointed or nominated by such party has raised his/her objection or withheld his/her approval or affirmative vote with respect to such matters put to vote pursuant to Section 9.2.

(d)

Board of Subsidiaries. Upon the written request of any Investor who is entitled to appoint director(s) to the Board in accordance with Section 2.2(a), each such Investor shall have the right (but not the obligation) to appoint and remove one (1) director of the board of directors of each Subsidiary of the Company (other than the Non-wholly Owned/Controlled Subsidiaries) (the “Subsidiary Boards” and each, a “Subsidiary Board”). The provisions as set forth in Sections 2.2(b) and (c) hereof shall apply to the Subsidiary Boards.

(e)

Board Observer. Each of SIG, Yunfeng, the Lead Series D Investor Representative, Tencent, Matrix and the Other Ordinary Shareholder shall be entitled to respectively designate one (1) non-voting observer (each, an “Observer”). Chengwei Capital HK Limited and CW MBA Digital Limited shall be entitled to jointly designate one (1) Observer. Each Observer shall have the right to attend and observe meetings of the Board and each committee under the Board, and to receive notices of all meetings of the Board and each committee thereunder and copies of all documents provided to any member of the Board and any member of the Board committees. The Company shall not grant any additional observer rights without the prior written consents of SIG, Yunfeng, the Lead Series D Investor Representative and Tencent.

(f)

Committees under the Board. In the event that any committee is formed within or under the Board, each of SIG, Yunfeng, the Lead Series D Investor Representative and Tencent shall be entitled to designate the Investor Director appointed by such shareholder as a member of each such committee.

(g)

Expenses. The Company shall reimburse the directors for all reasonable expenses relating to all Board activities, including, without limitation, expenses or fees incurred in relation to attending Board meetings or meetings of any committee thereof. Upon request by a majority of the Investor Directors and if commercially reasonable, the Company shall provide directors and officers liability insurance (D&O Insurance) for the directors and officers of the Group Companies, provided that the coverage and indemnified amount under such D&O Insurance shall be subject to approval of the Board (including the affirmative votes of the Investor Directors).

3.	REGISTRATION RIGHTS.

3.1

Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States of America and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act (as defined blow) shall be deemed to mean the equivalent registration in a jurisdiction other than the United States of America as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Laws and the SEC (as defined blow), shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent governmental authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” (as defined below) shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities Laws if the Company is not at that time eligible to use Form F-3.

3.2	Definitions. For purposes of this Section 3:

(a)

Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

(b)

Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares held by the Angel Parties and the Other Ordinary Shareholder, (2) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (3) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of the Company described in clause (1) and (2) of this subsection (b), and (4) any other Ordinary Shares of the Company owned or hereafter acquired by the Angel Parties and the Other Ordinary Shareholder and the holder(s) of Preferred Shares, in each case of clauses (1) to (4), including American depositary shares representing Ordinary Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities acquired or to be acquired by the Founder Parties, the Key Holder Parties and their respective Associate (as defined below), any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction.

(c)

Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)

Holder. For purposes of this Section 3, the term “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

(e)

Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)

Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.3, 3.4 and 3.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees, expenses and the expense of any special audits incident to or required by any such registration and any liability insurance or other premiums for insurance obtained in connection with a registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)

Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 3.3, 3.4 and 3.5 hereof.

3.3	Demand Registration.

(a)

Request by Holders. If the Company, at any time after six (6) months following the closing of a Qualified Public Offering, receives a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6)-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.3 or Section 3.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(b). The Company shall be obligated to effect no more than three (3) demand registrations pursuant to this Section 3.3 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 3.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 3.3; provided further that the registration pursuant to Section 3.4 or Section 3.5 shall not be deemed to constitute one of the registration rights granted pursuant to this Section 3.3.

(b)

Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)

Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 3.3, a certificate signed by the president or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided however, that the Company may not utilize this right more than once in any consecutive twelve (12) month period; provided further, that the Company shall not register any other of its shares during such ninety (90) day deferral period other than an Excluded Registration. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.4	Piggyback Registrations.

(a)

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)

Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities excluded from any such registration is no more than seventy-five percent (75%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)

Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5

Form F-3. At any time after the Company’s initial public offering and so long as the Company qualifies for the use of a registration statement on Form F-3, in case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)

Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance to all other Holders of Registrable Securities; and

(b)

Registration. As soon as practicable, effect such registration and any related qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.5(a); provided however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i)	if Form F-3 is not available for such offering by the Holders;

(ii)

if the Company shall furnish to the Holders a certificate signed by the President or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any consecutive twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.5; provided that the Company shall not register any of its other shares during such ninety (90) day deferral period other than an Excluded Registration;

(iii)

if the Company has, within the six (6)-month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 3.3(b) and 3.4(b); or

(iv)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)

Not Demand Registration. Subject to Section 3.6 below, Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above. Except as provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

3.6

Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.3, 3.4 or 3.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 3.3, 3.4 or 3.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 3.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of one (1) demand registration pursuant to Section 3.3.

3.7	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)

Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)

Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)

Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)

Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” Laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)

Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)

Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)

Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)

American Depositary Shares. If the Company has American depositary shares or similar instruments listed or traded on any exchange or inter-dealer quotation system, (A) deliver instruction letters to the Company’s share registrar and depositary bank to convert such Holder’s securities into American depositary shares or similar instruments to be deposited in such Holder’s accounts, (B) pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees relating to the Registrable Securities, and (C) take any and all steps necessary to facilitate the conversion into American depositary shares or similar instruments.

(i)	Other Steps. Take all other steps reasonably necessary to effect the registration and sale of the Registrable Securities as contemplated in this Agreement.

3.8

Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

3.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a)

By the Company. To the extent permitted by Law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)

any violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Laws, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities Laws in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b)

By Selling Holders. To the extent permitted by Law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)

Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

(d)

Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)

Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.10

Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 3.3, 3.4 and 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 3.3, 3.4 or 3.5 after the third (3rd) anniversary of the completion of the Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

3.11

No Registration Rights to Third Parties. Without the prior written consents of SIG, Yunfeng, Centurium and Tencent, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 3, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

3.12

Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)

so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3; and

(d)

(i) promptly deliver applicable instructions letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (ii) cause the prompt delivery of any necessary legal opinions from the Company’s counsel to facilitate the sale in forms reasonably satisfactory to the Holder, and (iii) if the Company has American depositary shares or any other security derivative of the Company’s Ordinary Shares listed or traded on any exchange or inter-dealer quotation system, promptly deliver instruction letters to the Company’s share registrar and depositary bank to convert, at the Company’s expense, the Holder’s Ordinary Shares into American depositary shares or similar instruments to be deposited in such Holder’s brokerage account.

3.13

Market Stand-Off. Each shareholder of the Company that is a party to this Agreement agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing an IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by Law) without the prior written consents of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 3.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.13.

3.14

Investor’s Rights in Public Offering. Under the circumstances as provided in Section 3.13, if any other holder(s) of shares or securities of the Company are offered any opportunity to sell, transfer, or otherwise dispose of all or any portion of their shares or securities of the Company to a third party/third parties, each holder of the Preferred Shares shall, to the extent permitted by the applicable securities laws and regulations, have the right to sell, transfer, or otherwise dispose of a pro rata number of shares to such third parties on the same terms and conditions.

4.	RIGHT OF PARTICIPATION.

4.1

Participation Rights. Each Angel Party and holder of the Preferred Shares (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first offer to purchase all or part of such Participation Rights Holder’s Pro Rata Share (as defined below) of any New Securities (as defined below) that the Company may, subject to Section 9.1, from time to time issue after the date of this Agreement (the “Right of Participation”) and oversubscription right set forth in Section 4.4. For the avoidance of doubt, any Participation Rights Holder, if it does not exercise the Right of Participation or oversubscription right, may designate its Affiliate(s) (to the extent that such Affiliate is not a Company Competitor or a Tencent Restricted Person) to exercise its Right of Participation provided hereunder.

4.2

Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares of the Company (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

4.3

New Securities. “New Securities” refer to any Equity Securities issued following the Series E2 Preferred Shares issuance specified in the Series E2 Purchase Agreement, including any class or series of preferred shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such preferred shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into any Preferred Shares, Ordinary Shares or other voting shares, provided however, that the term “New Securities” shall not include:

(a)

Ordinary Shares issued upon conversion of any of the Preferred Shares, or as a dividend or distribution on the Preferred Shares to which all holders of Preferred Shares are entitled on a pro rata basis;

(b)

Ordinary Shares (and/or options or warrants therefor) issued or issuable to employees, officers, directors, or consultants of the Group Companies pursuant to any plan approved by the Company’s Board of Directors including approval by each of the Investor Directors, in accordance with the then-effective memorandum of association and articles of association of the Company;

(c)

any Equity Securities issued or issuable upon a stock split, stock dividend or any subdivision, combination, recapitalization, or other similar events which does not change the relative shareholding percentage of the shareholders of the Company;

(d)

any Equity Securities issued in connection with the acquisition of another corporation or entity by the Company, whether by consolidation, merger, purchase of assets, sale or exchange of shares, or other reorganization, which, in each case, is approved by the Company’s Board of Directors including approval by each of the Investor Directors;

(e)	any Equity Securities issued pursuant to a Qualified Public Offering;

(f)	Ordinary Shares issued to Zu Teng (祖腾) or Zu Teng’s SPV in accordance with Section 10.8 hereof; and

(g)

any Equity Securities issued under any arrangement of strategic alliance, technology licensing, equipment leasing or bank financing, provided that in each case a unanimous approval of the Board of Directors shall be obtained in advance (including approval by each of the Investor Directors).

4.4

Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of any such Participation Notice (the “Participation Period”) to elect to purchase all or part of such Participation Rights Holder’s Pro Rata Share of New Securities and any excess New Securities at the price and on the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities (including New Securities in excess of its Pro Rata Share thereof, if any) which the Participation Rights Holder desires to purchase. Each Participation Rights Holder shall first be entitled to purchase up to the Participation Rights Holder’s Pro Rata Share of New Securities. If any Participation Rights Holder fails to give notice to the Company in writing within the Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of New Securities (or any excess New Securities, if any), then the right of such Participation Rights Holder hereunder to purchase that part of its Pro Rata Share of New Securities (or any excess New Securities, if any) that it did not elect to purchase, shall be forfeited, without prejudice to its participation right in any future or other offerings of New Securities, provided however, that if the Participation Rights Holder fails to give the above required notice solely because of the Company’s failure to comply with the notification requirement under this Section 4.4, then the Company shall not effect the proposed issuance of any New Securities. Any remaining New Securities which the Participation Rights Holders are entitled to purchase but are not elected to be purchased by the Participation Rights Holders (“Remaining New Securities”) shall be allocated to the Participation Rights Holders who exercised their Right of Participation in excess of their Pro Rata Share of New Securities (“Right Participants”). In the event that the aggregate number of New Securities elected to be purchased by the Right Participants as set out in their notice to the Company exceeds the total number of Remaining New Securities, each oversubscribing Right Participant shall be allocated by the Company with respect to its oversubscription that number of Remaining New Securities equal to the lesser of (x) the number of additional New Securities it proposes to buy in excess of its Pro Rata Share and (y) the product obtained by multiplying (i) the number of the Remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. The aforesaid allocation step for each Right Participant shall be repeated until the earlier of (x) all Remaining New Securities being allocated among the Right Participants and (y) such Right Participant having been allocated with all the Remaining New Securities it has elected to purchase. Each Participation Rights Holder who elected to exercise its rights pursuant to this Section 4.4 shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 4.4, and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Participation Notice.

4.5

Failure to Exercise. Upon the expiration of the Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation during the Participation Period, the Company shall have ninety (90) Business Days thereafter to sell the unsubscribed portion of the New Securities (with respect to which the Right of Participation hereunder were not exercised, the “Remaining Securities”) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such Remaining Securities within such ninety (90) Business Day period, then the Company shall not thereafter issue or sell any Remaining Securities without again first offering such Remaining Securities to the Participation Rights Holders pursuant to this Section 4.

4.6

Termination. Unless otherwise provided in this Agreement, the Right of Participation for each Participation Rights Holder shall terminate upon the consummation of (i) an IPO or (ii) a Deemed Liquidation Event, whichever shall first occur. For the avoidance of doubt, in case of scenario (ii) above, as long as any Angel Party or any holder of the Preferred Shares holds any equity interest in the surviving entity after the completion of a Deemed Liquidation Event, the Group Companies and the Founder Parties shall make their commercially reasonable efforts to cause that the Right of Participation will remain available to such Angel Party and such holder of the Preferred Shares after the completion of said Deemed Liquidation Event.

5.	RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS.

5.1	Restrictions on Transfers.

(a)

Restricted Holders. Subject to the other provisions of this Section 5 and Section 9.4 below, none of the holders of Ordinary Shares (except for the Angel Parties or the holders of Ordinary Shares converted from the Preferred Shares) (the “Restricted Holders”, each a “Restricted Holder”), regardless of their shareholding percentages in the Company and the employment status of such Restricted Holder with the Company, shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any Equity Securities of the Company or any right, title or interest therein or thereto now or hereafter owned or held by such Restricted Holder, prior to an IPO without the prior written consents of SIG, Yunfeng, Lead Series D Investor Representative and Tencent.

(b)

Prohibited Transfers Void. Any Transfer of Equity Securities not made in compliance with this Agreement and each applicable Share Restriction Agreements shall be null and void, shall not be recorded on the register of members of the Company and shall not be recognized by the Company.

(c)

No Indirect Transfers. Each Restricted Holder agrees that the transfer restrictions set forth in this Agreement shall not be capable of being avoided by such Restricted Holder or any of its shareholders by the holding of the Equity Securities of the Company indirectly through any other Person (including but not limited to Founder Lu Holdco and the Key Holder Parties) or by the issuance of any Equity Securities by any such Person (including but not limited to the Founder Lu Holdco or the Key Holder Parties). For a Restricted Holder that is an entity, Founder Lu (with respect to the Founder Lu Holdco) and each of such Restricted Holders further agrees that, subject to Section 5.5 below, so long as Founder Lu and such Restricted Holder is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of the Restricted Holder or any direct or indirect shareholder thereof prior to an IPO without the written consents of the relevant Investors in accordance with Section 5.1(a) shall be prohibited, and Founder Lu (with respect to Founder Lu Holdco) and such Restricted Holders agree not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of such Restricted Holders or any direct or indirect shareholder thereof prior to an IPO without the written consents of the relevant Investors in accordance with Section 5.1(a). Any purported Transfer, sale or issuance of any Equity Securities of any of the Restricted Holders or any direct or indirect shareholder thereof in contravention of this Section 5.1(c) shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and such Restricted Holder shall not recognize any such Transfer, sale or issuance.

(d)

Performance. Founder Lu irrevocably agrees to cause and guarantee the performance by each of the Founder Lu Holdco and the Key Holder Parties of all of its covenants and obligations under this Agreement and the Share Restriction Agreements.

(e)

Cumulative Restrictions. For purposes of clarity, the restrictions on transfer set forth in this Agreement are cumulative with, and in addition to, the restrictions set forth in the Share Restriction Agreements and not in lieu thereof. Notwithstanding anything to the contrary contained herein, in no event may any of Key Holder Parties Transfer any of its Restricted Shares (as defined in the Share Restriction Agreements) not in compliance with the applicable Share Restriction Agreement.

5.2	Rights of First Refusal.

(a)

Option of Angel Parties and Holders of the Preferred Shares. Subject to the other provisions of this Section 5 , if any Restricted Holder (the “Transferor”), to the extent the written consent of the relevant Investors are given pursuant to Section 5.1 (and to the extent applicable, prior written consent of Tencent is given pursuant to Section 9.4), proposes to Transfer any Ordinary Shares of the Company to one or more Persons, then the Transferor shall promptly give the Company, the Angel Parties and each holder of the Preferred Shares a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”) prior to such proposed Transfer, which shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Ordinary Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the form and amount of consideration to be paid which shall be in cash only, and the name and address of each prospective purchaser or transferee.

(i)

Each of the Angel Parties and holders of the Preferred Shares (each, a “ROFR Holder”) shall have an option for a period of ten (10) Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares and all or any portion the Overallotment Shares (as defined below) that it is entitled to purchase pursuant to Section 5.2(b) below, in each case, at the same price and subject to the same material terms and conditions (if any) as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares (including Overallotment Shares) that it wishes to purchase.

(ii)

For the purposes of this Section 5.2, the “Pro Rata Share” of the Offered Shares with respect to a ROFR Holder shall be equal to (x) the total number of Offered Shares, multiplied by (y) a fraction, the numerator of which shall be the number of Ordinary Shares (on an as-converted basis) held by such ROFR Holder on the date of the Transfer Notice, and the denominator of which shall be the total number of Ordinary Shares (on an as-converted basis) held by all ROFR Holders on such date.

(b)

Procedure. Each ROFR Holder shall first be entitled to purchase up to its respective Pro Rata Share of the Offered Shares. In the event any ROFR Holder does not elect to purchase its full Pro Rata Share of the Offered Shares, the Offered Shares that the ROFR Holders are entitled to purchase but are not elected to be purchased by such ROFR Holders (the “Overallotment Shares”) shall be allocated to the ROFR Holder(s) who exercised its(their) rights of first refusal to purchase its full Pro Rata Share of the Offered Shares (the “Overallotment Participants” and each, an “Overallotment Participant”). In the event that the number of the Offered Shares elected to be purchased by the Overallotment Participants as set out in their notice to the Transferor and the Company in excess of their Pro Rata Share of the Offered Shares exceeds the total number of the Overallotment Shares, each Overallotment Participant shall be allocated to the number of the Overallotment Shares equal to the lesser of (x) the number of additional Offered Shares it proposes to buy in excess of its Pro Rata Share of the Offered Shares, and (y) the number of Offered Shares that equals to (i) the number of the Overallotment Shares available for purchase multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Overallotment Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Overallotment Participants. The aforesaid allocation step for each Overallotment Participant shall be repeated until the earlier of (x) all Overallotment Shares are allocated among the Overallotment Participants, or (y) such Overallotment Participant has been allotted all the Overallotment Shares elected to be purchased by it and the Transferor shall promptly deliver a written notice (the “ROFR Allocation Notice”) to all exercising ROFR Holders with respect to the result of such allocation.

(c)

Closing of ROFR Purchase. Completion of transfer of any Offered Shares (including Overallotment Shares) by the Transferor to each exercising ROFR Holder shall be conducted on the 15th Business Day after the date of the delivery of the ROFR Allocation Notice, unless a later closing date is set out in the Transfer Notice. On the closing date, (i) the Transferor shall deliver a duly executed instrument of transfer in favour of each excising ROFR Holder to such ROFR Holder and the relevant share certificate(s) (or in lieu thereof an affidavit of lost certificate(s) and indemnity therefor) to the Company, (ii) each exercising ROFR Holder shall pay consideration for the Offered Shares (including Overallotment Shares) to be purchased by it in US$ by initiating a wire transfer of immediately available funds to the account designated by the Transferor, and (iii) the Company shall update its register of members upon consummation of any such transfer.

5.3	Right of Co-Sale.

(a)

Subject to Section 5.5, to the extent any Angel Party or holder of the Preferred Shares does not exercise its respective rights of first refusal as to any of the Offered Shares proposed to be sold by any Transferor pursuant to Section 5.2 (each such Angel Party or holder of the Preferred Shares, a “Co-Sale Right Holder”), and there are remaining Offered Shares available for transfer by the Transferor to the proposed third party transferees or purchasers (each a “Prospective Purchaser”) after giving effect to the exercise or waiver of all rights of first refusal pursuant to Section 5.2 (the “Remaining Offered Shares”), then the Transferor shall give the Company and the Co-Sale Right Holders a written notice (the “Second Transfer Notice”) within ten (10) days following the expiration of Option Period, which shall describe the number of such remaining Offered Shares. Each Co-Sale Right Holder shall have the right to participate in such sale of Equity Securities to such Prospective Purchaser, at the same purchase price and subject to the same terms and conditions (if any) as set forth in the Transfer Notice, exercisable in each case upon written notice to the Transferor and the Company (the “Co-Sale Notice”) within ten (10) Business Days following receipt of the Second Transfer Notice. Such Co-Sale Right Holder’s notice to the Transferor and the Company shall indicate the number of Equity Securities the Co-Sale Right Holder wishes to sell under its right to participate. To the extent one or more Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth in this Section 5.3(a), the number of the Remaining Offered Shares of the Company that the Transferor may sell to the Prospective Purchasers shall be correspondingly reduced proportionally in accordance with Section 5.3(b).

(b)

The maximum number of Equity Securities that each Co-Sale Right Holder may elect to sell shall be equal to (a) the aggregate number of the Remaining Offered Shares, multiplied by (b) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by the Transferor and all exercising Co-Sale Right Holders on the date of the Co-Sale Notice, provided that, if the Transfer of the Offered Shares by the Transferor contemplated by Section 5.2 and Section 5.3 would result in (i) the aggregated percentage of shareholding of (x) the Founder Parties, (y) the Key Holder Parties and (z) the then shareholders of the Company who are executive officers or employees of the Group Companies and whose voting powers in the Company have been unconditionally and irrevocably delegated to Founder Lu in their entirety (if any) ceasing to be the largest among all shareholders of the Company, or (ii) the directors appointed or nominated by the Founder Parties ceasing to have majority voting rights of the Board, such Transferor shall use its best efforts to negotiate with the Prospective Purchaser to cause it to purchase a minimum number of Equity Securities not less than the sum (the “Minimum Co-Sale Number”) of (x) the number of the Remaining Offered Shares proposed to be Transferred by the Transferor and (y) the number of all the Equity Securities held by all Co-Sale Right Holders. If, after the negotiation, the total number of Equity Securities such Prospective Purchaser elects to purchase is still less than Minimum Co-Sale Number, then the number of Equity Securities each Co-Sale Right Holder shall be entitled to sell to the Prospective Purchaser in priority to the Transferor shall equal (i) the aggregate number of Equity Securities such Prospective Purchaser elects to purchase, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Co-Sale Right Holder and the denominator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all exercising Co-Sale Right Holders, and then the number of the Remaining Offered Shares that the Transferor may sell to such Prospective Purchaser shall be reduced correspondingly.

(c)

Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the Prospective Purchaser an executed instrument of transfer with respect to the Equity Securities which such Co-Sale Right Holder elects to sell and surrender the share certificates representing such Equity Securities to the Company; provided, however that if the Prospective Purchaser objects to acquiring Ordinary Share Equivalents in lieu of Ordinary Shares, such Co-Sale Right Holder shall only transfer Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares), and the Company shall effect any such conversion concurrently with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d)

After receiving the share certificate or certificates that a Co-Sale Right Holder surrenders pursuant to this Section 5.3 (the “Original Share Certificate(s)”), new share certificate(s) representing the Shares purchased by the Prospective Purchaser shall be issued by the Company to such Prospective Purchaser, new share certificate(s) representing the Shares underlying the Original Share Certificate(s) but not purchased by the Prospective Purchaser shall be issued to the Co-Sale Right Holder and the register of members of the Company shall be updated to reflect such transfer, in each case, upon consummation of the sale of the Equity Securities pursuant to this Section 5.3(d), and the Transferor shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale.

(e)

To the extent that any Prospective Purchaser rejects the participation of a Co-Sale Right Holder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Co-Sale Right Holder, the Transferor shall not sell to such Prospective Purchaser any Offered Shares.

5.4	Non-Exercise of Rights.

(a)

Subject to any applicable Share Restriction Agreement and Section 9.4, to the extent that there are any Offered Shares not purchased by Angel Parties or the holders of Preferred Shares in accordance with Section 5.2, and subject to the right of the Co-Sale Right Holders to exercise their rights to participate in the sale of the relevant Remaining Offered Shares within the time periods specified in Section 5.3, the Transferor shall have a period of ninety (90) days from the expiration of such rights specified in Section 5.2 in which to sell the Remaining Offered Shares to the Prospective Purchaser identified in the Transfer Notice upon the terms and conditions (including the purchase price) no more favorable to the Prospective Purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with any applicable securities Laws. The parties agree that each such Prospective Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the parties documents and other instruments assuming the obligations of such Transferor and the obligations as a holder of such Remaining Offered Shares under this Agreement and if applicable, the Share Restriction Agreements with respect to such Remaining Offered Shares.

(b)

In the event the Transferor does not consummate the sale nor dispose of any remaining Offered Shares within ninety (90) days from the expiration of the rights of the Angel Parties and holders of Preferred Shares under Section 5.2, and the rights of the Co-Sale Right Holders under Section 5.3, as the case may be, such rights shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c)

The exercise or non-exercise of the rights of the Angel Parties and holders of the Preferred Shares under this Section 5 to purchase any Offered Shares from a Transferor, or participate in the sale of the Remaining Offered Shares by a Transferor, as the case may be, shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

5.5

Limitations to Rights of First Refusal and Co-Sale. Subject to the requirements of applicable Laws, the restrictions on transfers under Section 5.1, and the right of first refusal and right of co-sale of the Angel Parties and holders of the Preferred Shares under Sections 5.2 and 5.3, shall not apply to:

(a)

any Transfer of any Equity Securities of the Company now or hereafter held by a Restricted Holder to the Company in accordance with the Share Restriction Agreements or for the purpose to increase the number of the Equity Securities available for issuance to the employees under the Company’s employee share option plans or other incentive plan duly adopted by the Board (including an affirmative votes of all the Investor Directors) in compliance with this Agreement or any Transfer of any Equity Securities of a Key Holder Party to such Key Holder Party in accordance with the Employee Share Restriction Agreements;

(b)

for a Restricted Holder that is a natural person, Transfer of any Equity Securities of the Company now or hereafter held by a Restricted Holder to such Restricted Holder’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Restricted Holder or such Restricted Holder’s parents, children, spouse for bona fide estate planning purposes, provided that to the extent any voting rights attaching to the Equity Securities shall be transferred to such transferee, then prior to the completion of the transfer, such transferee shall deliver to the Company a duly executed irrevocable proxy in favor of the applicable Transferor appointing the applicable Transferor as the attorney and proxy of the transferee to vote all Equity Securities transferred;

(c)

Transfer of any Equity Securities of the Company now or hereafter held by a Restricted Holder to one or more current employees of the Group Companies as incentive shares in accordance with the Company’s employee share option plans or other incentive plan (if applicable) duly adopted by the Board (including affirmative votes of all the Investor Directors) in accordance with the Transaction Documents (each such transferee pursuant to clause (b) and clause (c) above, with respect to the relevant Transferor, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, that each such Permitted Transferee, shall execute a document in form and substance reasonably satisfactory to the Investors assuming the obligations of such Restricted Holder under this Agreement, and the Share Restriction Agreements (if applicable), as a Restricted Holder, with respect to the transferred Equity Securities, provided further that, such Transfer will not result in a Change of Control of the Company, and if such Permitted Transferee ceases to be a Permitted Transferee, it shall immediately transfer such Equity Securities back to the Transferor from which it received such Equity Securities;

(d)

any Transfer of any Founder Lu Holdco Mortgaged Shares to Centurium, its Affiliates or any other Person in connection with the creation or enforcement of, or the exercise of rights (including any power of sale) under, the Founder Lu Holdco Mortgage;

(e)	any Transfer of any Equity Securities in connection with a Drag-Along Sale in accordance with Section 6.1; or

(f)	any Transfer of Ordinary Shares by Founder Lu Holdco to Zu Teng (祖腾) or Zu Teng’s SPV in accordance with Section 10.8 hereof.

5.6	Transfer to Company Competitors.

(a)

Subject to Section 9.4, each of the Angel Parties and the Investors shall be entitled to freely Transfer all or any part of the Ordinary Shares and/or Preferred Shares held by it to any Person, provided that except in connection with a Drag-Along Sale pursuant to Section 6.1, in no event shall any Angel Party or Investor Transfer any Ordinary Shares and/or Preferred Shares to any Company Competitor without the prior written consents of the Founder Parties. “Company Competitors” shall mean each of the Persons identified on Exhibit C hereto (and such list may be reviewed and revised on a yearly basis so long as the number of Company Competitors shall be no more than five (5), and subject to written consents by all the Investor Directors to any change to such list).

(b)

Notwithstanding anything to the contrary in this Agreement, a Transfer of or issuance of limited partnership interests in any investment fund or vehicle controlled by an Affiliate of any Investor shall not be deemed a “Transfer” hereunder and shall not be subject to the Transfer restrictions with respect to Company Competitors set forth in this Agreement.

5.7

Legend. Each existing or replacement certificate representing the Equity Securities of the Company (except for Equity Securities held by the Investors, the Angel Parties and the Other Ordinary Shareholder) issued or hereafter issued shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHARE RESTRICTION AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY AND A CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

5.8

Term. Unless otherwise provided in this Agreement, the provisions under this Section 5 shall terminate upon the consummation of (i) an IPO or (ii) a Deemed Liquidation Event, whichever shall first occur. For the avoidance of doubt, in case of scenario (ii) above, in the event that any Angel Party or any holder of the Preferred Shares holds any equity interest in the surviving entity after the completion of a Deemed Liquidation Event, the Group Companies and the Founder Parties shall make their commercially reasonable efforts to cause that the Rights of First Refusal and Co-Sale will remain available to such Angel Party and such holder of the Preferred Shares after the completion of said Deemed Liquidation Event.

6.	DRAG-ALONG RIGHT.

6.1

Subject to Section 9.4, if the Series A Majority, the Series B Majority, the Series C Majority, the Series D Majority and the Series E Majority (collectively, the “Dragging Shareholders”), (a) at any time upon and after (x) the Company’s failure to complete any redemption under the terms specified in Article 47 of the Restated Articles on or prior to the Redemption Date set forth therein, or (y) the Company’s failure to complete the Qualified Public Offering by the fourth (4th) anniversary of January 25, 2021, (1) propose to Transfer the Shares held by such Dragging Shareholders in the Company to any Person, (2) approve a sale of the Company or all or substantially all of the assets of the Company, or (3) approve a transaction that qualifies as a Deemed Liquidation Event (each a “Drag-Along Sale”), or (b) at any time after the Closing Date, propose or approve any Drag-Along Sale, in each case the consideration for which implies a valuation of the Company of no less than US$1,400,000,000, then all the other shareholders of the Company (the “Dragged Shareholders”) shall be required to, vote in favor of the Drag-Along Sale to the extent shareholders’ approval of the Company is required, and sell their Shares in the Company to such Person, at the same price per Ordinary Share (on an as-converted basis) in cash and upon the same terms and conditions as applicable to the Dragging Shareholders to the extent the Drag-Along Sale is effected as a sale of Shares, and the Company shall take all actions as may be required by the Dragging Shareholders to effect such Drag-Along Sale. Each of the Dragged Shareholders shall (i) make representations and warranties in connection with such Drag-Along Sale in the relevant definitive documents only regarding (A) its ownership of and authority to sell the Shares to be sold by him or it, (B) absence of any material violations as a result of such sale under any material agreement to which such shareholder is a party and (C) certain other fundamental warranties with respect to itself (it is being agreed that none of the Dragged Shareholders shall be required to make any other representations and warranties, including representations and warranties related to the businesses or assets of the Group Companies); and (ii) obtain any consents or approvals required on its part to entry into such sale. Each of the Dragging Shareholders and Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with the Drag-Along Sale.

6.2

In furtherance of the foregoing, each of the Dragged Shareholders agrees to, and the Company is hereby expressly authorized by each such Dragged Shareholder to take on such shareholder’s behalf (without receipt of any further consent by such shareholder), any or all of the following actions: (w) vote all of the voting shares of such shareholder in favor of any such proposed Drag-Along Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or the Dragging Shareholders to consummate such Drag-Along Sale; (x) otherwise consent on such shareholder’s behalf to such proposed Drag-Along Sale; (y) sell all of such shareholder’s Shares in such proposed Drag-Along Sale, in accordance with the terms and conditions of this Section 6; and/or (z) act as such shareholder’s attorney-in-fact in relation to any such proposed Drag-Along Sale and have the full authority to sign and deliver, on behalf such shareholder, share transfer instruments, share sale or exchange agreements, certificates of indemnity relating to any Shares and any other documents for the consummation of such Drag-Along Sale. Each Dragged Shareholder further agrees to take all necessary actions in connection with the consummation of such Drag-Along Sale as may be reasonably requested by the Dragging Shareholders. If any Dragged Shareholder disagrees with such sale of the Shares, such Dragged Shareholder shall purchase, or cause to purchase, or designate any third party to purchase the shares to be sold by the Dragging Shareholders at the same price and upon substantially similar terms and conditions as was agreed to by the Dragging Shareholders. For the avoidance of doubt, a Drag-Along Sale shall constitute as a Deemed Liquidation Event, and all proceeds derived from a Drag-Along Sale shall be distributed to and among the Dragging Shareholders and the Dragged Shareholders who participate in such Drag-Along Sale in the same order and with the same preference as applicable to a Deemed Liquidation Event.

6.3	Unless otherwise provided in this Agreement, the right of the Investors under this Section 6 shall terminate upon the consummation of an IPO.

7.	ASSIGNMENT AND AMENDMENT.

7.1	Assignment of Rights. Notwithstanding anything herein to the contrary but without prejudice to Section 11.7:

(a)

Information Rights; Registration Rights. The Information Rights, Inspection Rights and Special Auditing Rights under Section 2.1 may be assigned to a transferee or assignee of the Preferred Shares or Ordinary Shares held by the Angel Parties and the Other Ordinary Shareholder; and the registration rights of the Holders under Section 3 may be assigned to any Holder or to any Person acquiring Registrable Securities; provided however, that in either case, such transferee or assignee shall not be a Tencent Restricted Person, and no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that each such assignee shall execute a Joinder to become a party to and bound by this Agreement.

(b)

Right of Participation; Right of First Refusal; Co-Sale Right; and Drag-along Right. The rights of the Investors and the Angel Parties under Sections 4, 5, and 6 are fully assignable in connection with a transfer of the Shares of the Company held by the Investors or the Angel Parties; provided however, that such transferee or assignee shall not be a Tencent Restricted Person, and no party may be assigned any of the foregoing rights unless the Company is given written notice by such Investors or Angel Parties stating the name and address of the assignee and identifying the Shares of the Company as to which the rights in question are being assigned; and provided further, that that each such assignee shall execute a Joinder to become a party to and bound by this Agreement.

7.2

Amendments. This Agreement may not be amended or modified and the observance thereof may not be waived (either generally or in a particular instance and either retroactively or prospectively), except by a written instrument executed by (i) the Company, (ii) the Series E2 Majority, (iii) the holders of at least a majority of the Series E Preferred Shares, (iv) the holders of at least a majority of the Series D Preferred Shares, (v) the holders of at least a majority of the Series C Preferred Shares, (vi) the holders of at least a majority of the Series B Preferred Shares, (vii) the holders of at least a majority of the Series A Preferred Shares, (viii) the holders of at least a majority of the Ordinary Shares held by the Angel Parties and (ix) the holders of at least a majority of the Ordinary Shares held by the shareholders other than the Angel Parties; provided, however, that (a) any amendment to any provision that gives a right or confers a benefit to a named party shall not be amended or waived without the prior written consent of such named party, (b) no additional obligations shall be imposed upon any party without its prior written consent, (c) any amendment to any provision that would adversely affect any shareholder in a manner disproportionate to the effect on the other shareholders shall not be made without the prior written consent of that first shareholder, and (d) each shareholder of the Company may waive any of its own rights hereunder without obtaining the consent of any other shareholders or their assigns. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each of the parties hereto and their respective assigns.

7.3

Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party waiving such provision. Unless otherwise expressly provided in this Agreement, no failure or delay by a party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waivers of or granting of exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, condition or provision.

8.	CONFIDENTIALITY AND NON-DISCLOSURE.

8.1

Disclosure of Terms. The terms and conditions of this Agreement (including the parties’ names and identities), the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement, the Series E Purchase Agreement, the Series E2 Purchase Agreement, and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, and all non-public information concerning the organization, structure, business or financial results or condition of the Group Companies, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that (i) is in the public domain other than as a result of the breach of the confidentiality obligations hereunder by such party, (ii) is already in the possession of such party, (iii) becomes available to such party on a non-confidential basis from a source other than the Group Companies, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the Group Companies, and (iv) is independently developed by such party without using the Financing Terms and without otherwise violating its obligations hereunder.

8.2

Press Releases. Any press release issued by the Company or any Investor shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors (with respect to any press release by the Company) or by the Company and the other Investors who are referenced in such press release (with respect to any press release by an Investor). No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consents of the Investors.

8.3

Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms or other confidential information to its Affiliates or its or its Affiliates’ current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants, professional advisors and attorneys or, in the case of the Investors, prospective transferees in a Transfer that complies with the terms of this Agreement, in each case only where such Persons have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

8.4

Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence of this Agreement and/or the Series A Purchase Agreement and/or the Series B Purchase Agreement and/or the Series C Purchase Agreement and/or the Series D Purchase Agreement and/or Series E Purchase Agreement and/or Series E2 Purchase Agreement, any of the exhibits attached to such agreements, any of the Financing Terms hereof or any other confidential information in contravention of the provisions of this Section 8, such party (the “Disclosing Party”) shall, to the extent legally permissible and practically feasible, provide the other parties (the “Non-Disclosing Parties”, and each a “Non-Disclosing Party”) with prompt written notice of that fact and use all commercially reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.

In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

8.5

Use of Tencent’s Brands and Marks. Notwithstanding anything to the contrary in this Agreement, without prior written consent of Tencent, whether or not Tencent or any of its Affiliates are then a shareholder of the Company, no party shall use in advertising, publicity, announcements, or otherwise the name of “Tencent”, “ 腾讯 ”, “QQ”, “Wechat”, “微信” or that of any Affiliate of Tencent, either alone or in combination thereof, including “微信”, “wechat”, “RTX”, “腾讯企业邮 EXMAIL.QQ.COM”, “微信朋友圈”, “微信电视”, “Tencent 腾讯”, “QQ”, “imqq.com”, “QQ 秀/QQSHOW”, “WWW.QQ.COM”, “QQmusic/QQ 音乐”, “QQ 空间”, “tencent image”, “小 Q”, “QQ 彩贝/彩贝联盟”, “小 Q 书桌”, “微云/腾讯微云”, “QQ 会员”, “爱马哥”, “QQShowSHOW.QQ.COM”, “Q 影”, “腾讯印象”, “同步助手”, “腾讯云”, “应用宝”, “财付通”, “QQ 电脑管家”, “腾讯手机管家”, “安全管家”, “酷抠族 COOL”, “路宝/腾讯路宝”, “QQ 浏览器”, “微众”, “腾讯游戏/腾讯互动娱乐 Tencent Interactive Entertainment”, “洛克王国 Roco Kingdom”, “斗战神 ASURA”, “QQ 炫舞”, “QQ 西游 QQXY.QQ.COM”, “QQ 飞车”, “英雄杀 YXS.QQ.COM”, “AI 战士 AI.QQ.COM”, “功夫西游”, “逆战 NZ.QQ.COM”, “QQ 游戏 QQGAME.QQ.COM”, “Q 游记”, “功夫企鹅”, “Q 游记 17Q.QQ.COM”, “腾讯原创动漫 AC.QQ.COM”, “趣西游”, “众神争霸”, “天天酷跑”, “天天爱消除”, “天天连萌”, “全民三国”, “天天飞车”, “腾讯文学 Tencent Literature”, “腾讯网”, “FUN 秀”, “小拇指”, “腾讯微漫画”, “碰星球 PUNG”, “翻秀”, “腾讯儿童 DIY 微漫画”, “潮童范儿”, “广点通”, “微彩票 518.qq.com”, “QQ 彩票 888.QQ.COM”, “腾讯微公益基金”, “新年新衣”, “筑梦新乡村”, “米大师”, “铜关 Tongguan”, “益行家”, “王者荣耀 ”, “腾讯地图”, “天天快报”, “TIM”, “FOXMAIL”, “自选股”, “疾风之刃”, “JOOX”, “VOOV”, “理财通”, “Ipick”, any associated logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Tencent or any of its Affiliates, except for (i) the reference to “Tencent” and/or “腾讯” in a factual statement that the Company is a portfolio company of Tencent (to the extent such information is by then in the public domain) and (ii) a permitted use of the relevant logo(s), brand(s) or trademark(s) or corporate name(s)/products name(s) of Tencent or its Affiliate(s) by an applicable Group Company as authorized in a business cooperation agreement entered into between Tencent or its Affiliate(s) and such Group Company; or represent, directly or indirectly, that any product or services provided by any party (other than Tencent) or any of its Affiliates have been approved or endorsed by Tencent or any of its Affiliates.

8.6

Use of Yunfeng’s Brands and Marks. The Company agrees that it will not, without the prior written consent of Yunfeng, in each instance, (a) use in marketing, advertising, publicity, promotion or otherwise the name of “云锋” (Chinese equivalent for “Yunfeng”), “云锋基金” (Chinese equivalent for “Yunfeng Capital”) or any Affiliate of Yunfeng, or any partner or employee of any Affiliate of Yunfeng, nor any trade name, trademark, trade device, service or product mark, symbol, logo, brand, domain name, icon or any abbreviation, contraction or simulation thereof owned by Yunfeng or its Affiliates, except for the reference to “Yunfeng”, “YF”, “云锋基金” and/or “云锋” in a factual statement that the Company is a portfolio company of Yunfeng (to the extent such information is by then in the public domain), or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Yunfeng or an Affiliate of Yunfeng.

8.7

Use of Matrix’s Brands and Marks. The Company agrees that it will not, without the prior written consent of Matrix, in each instance, (a) use in marketing, advertising, publicity, promotion or otherwise the name of “Matrix”, “Matrix Partners”, “经纬”, “经纬中国” and any associated logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Matrix or any of its Affiliates; except for the reference to “Matrix”, “Matrix Partner”, “经纬” and/or “经纬中国” in a factual statement that the Company is a portfolio company of Matrix (to the extent such information is by then in the public domain).

8.8

Other Information. The provisions of this Section 8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

8.9	Notices. All notices required under this section shall be made pursuant to Section 11.1 of this Agreement.

9.	PROTECTIVE PROVISIONS AND OTHER ARRANGEMENTS.

9.1

Acts Requiring Approval by the Investors. In addition to such other limitations as may be provided herein or in the Restated Articles of the Company, any of the Company’s other contractual obligations, requirements under the applicable Laws and any rights of approval of the Investor Directors as set forth in Section 9.2, so long as any Series A Preferred Share is outstanding and held by SIG, any Series C Preferred Share is outstanding and held by Yunfeng, any Series D Preferred Share is outstanding and held by the Lead Series D Investor Representative and/or any Series E Preferred Share is outstanding and held by Tencent, the Company and the other Group Companies shall not, and the Founder Parties and the shareholders of each Group Company shall each take all steps necessary within their respective control to ensure that each such Group Company shall not, directly or indirectly, carry out any of the following actions (other than any action undertaken in accordance with Section 9.3) (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether by amendment to the Restated Articles or its constitutional documents, merger, consolidation, schedule of arrangement, amalgamation or otherwise), and no affirmative shareholders resolution shall be adopted by any Group Company to directly or indirectly approve or carry out the same, except with the prior affirmative votes or written consents of SIG, Yunfeng, the Lead Series D Investor Representative and Tencent, and where any such action listed in (a) to (o) below requires a Special Resolution (as defined in the Restated Articles) of the shareholders of the Company, and the said prior consent(s) of SIG and/or Yunfeng and/or the Lead Series D Investor Representative and/or Tencent have not been obtained, the shareholders of the Company who voted against the resolution at a meeting or objected to adoption of written resolution with respect to such act shall have such number of votes as equal to the number of votes of the shareholders of the Company who voted in favor of or consented to such resolution plus one (1):

(a)

the commencement of or consent to any proceeding with respect to any Group Company, seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, dissolution, winding up, reorganization, or other arrangement under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or a Deemed Liquidation Event (other than a Drag-Along Sale in accordance with Section 6.1);

(b)

(x) any amendment, alteration or repeal of, or any waiver under, any provision of the Restated Articles of the Company, or (y) in a manner that is adverse to any Investor, any amendment, alteration, repeal of, or waiver under any provision of any constitutional documents of any other Group Company;

(c)

any action of any Group Company that creates or authorizes to create, issues, increases or decreases the number of authorized or issued Equity Securities, including any New Securities, but excluding any of the following issuances by the Company:

(i)	any Ordinary Shares issued upon conversion of the Preferred Shares;

(ii)	any Shares issued pursuant to the anti-dilution provisions as set forth in section of Article 9(d) of the Restated Articles;

(iii)

any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, or consultants of the Group Companies pursuant to any ESOP approved by the Company’s Board of Directors in accordance with this Agreement and the Restated Articles;

(iv)	any Ordinary Share issued to Zu Teng (祖腾) or Zu Teng’s SPV in accordance with Section 10.8 hereof; and

(v)	any Ordinary Share issued in connection with any M&A (as defined below) approved by the Company’s Board of Directors in accordance with this Agreement and the Restated Articles;

(d)	any purchase, repurchase, redemption, or any retirement, of any Equity Securities of any Group Company, excluding any of the following repurchase or redemption by the Company:

(i)

the repurchase or redemption of Shares from employees, officers, directors, or consultants of the Company pursuant to (x) any ESOP approved by the Company’s Board of Directors in accordance with this Agreement or (y) the Share Restriction Agreements;

(ii)	the redemption of Shares by the Company in connection with an M&A approved in accordance with this Agreement and the Restated Articles;

(iii)

any repurchase or redemption by the Company of Shares held by any service provider of the Group Companies pursuant to (x) any share incentive agreement under any ESOP approved by the Company’s Board of Directors in accordance with this Agreement or (y) the Share Restriction Agreements entered therebetween which allows the Company to have such right of repurchase or redemption at the termination of the service relationship by such service provider;

(iv)	any redemption of Preferred Shares in accordance with Article 47 of the Restated Articles; and

(v)	any repurchase or redemption of Shares to effect a Drag-Along Sale.

(e)

(x) any action that would result in any merger, amalgamation, consolidation, business combination, division, share acquisition, change of the corporate form, Change of Control or other reorganization or restructuring of any Group Company, or, (y) any action, whether by a single transaction or a series of transactions that results in the dilution of the shareholding percentage of any Investor (except for the creation or enforcement of, or the exercise of rights (including the power of sale) under, the Founder Lu Holdco Mortgage, any Drag-Along Sale in accordance with Section 6.1, any redemption carried out in accordance with Article 47 of the Restated Articles, or any dilution of the shareholding percentage of any Investor due to any issuance of New Securities duly approved and conducted in compliance with this Agreement) (each an “M&A”);

(f)

the declaration, setting aside or payment of a dividend or making of other distribution to any shareholder of any Group Company (other than by a Wholly Owned/Controlled Subsidiary to the Company or another Wholly Owned/Controlled Subsidiary), or the adoption of or any change to the dividend policy of any Group Company;

(g)

any action that allows any Shares to have any privileges in terms of voting, purchase or redemption, liquidation preferences or payment of any dividend or other distribution senior to or on a parity with any Preferred Share;

(h)

any action of any Group Company that creates, issues or authorizes the creation or issuance of any debt security (other than equipment leases or bank lines of credit) unless issuance of such debt security has received the prior written approval of the Board, including the consents of all the Investor Directors;

(i)	any share split, share dividend, combination, recapitalization or similar event with respect to any Equity Securities in any Group Company;

(j)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(k)

any action (in a single transaction or a series related transactions) that (x) reclassifies or recapitalize any outstanding Equity Securities into, or creates or authorizes the creation of or issues any other Equity Securities having rights, preferences or privileges senior to or on parity with the Preferred Shares, or (y) increases the authorized number of the Preferred Shares or any other class or series of preferred shares;

(l)

any increase or decrease in the size or change of composition or voting power of the Board or the board of directors or similar governing body of any other Group Company, other than any such increase, decrease or other change contemplated by Section 2.2(d); and any establishment of any committee thereunder and the authorization, power and duties of such committee;

(m)

termination of, any amendment or modification to, or waiver under any captive structure documents in respect of any of the Group Companies executed by such Group Company, the shareholders of such Group Company, the Founder Parties and/or any other parties thereto, including without limitation, any of the Cooperative Agreements;

(n)

any public offering of any debt or Equity Securities of any Group Company, including the selection or determination of any underwriter, any securities exchange, valuation, size and other material terms and conditions for such offering; and

(o)

the issuance or reservation of Equity Securities under the ESOP or any other equity incentive plan in excess of the aggregate amount of the Existing ESOP Shares and the New ESOP Shares (as adjusted to reflect any subsequent bonus issue, share split, reverse share split, share dividend, consolidation, subdivision, reclassification, recapitalization or other similar transaction of the Company).

9.2

Acts Requiring Approval by the Investor Directors. For so long as SIG is entitled to appoint or nominate the SIG Director, Yunfeng is entitled to appoint or nominate the Yunfeng Director, the Lead Series D Investor Representative is entitled to appoint or nominate the Series D Director and/or Tencent is entitled to appoint or nominate the Tencent Director, in addition to such other limitations as may be provided herein or in the Restated Articles of the Company, any of the Company’s other contractual obligations, or requirements under the applicable Laws, the Company and the other Group Companies shall not, and the Founder Parties shall each take all steps necessary to ensure that the Company and the other Group Companies shall not, directly or indirectly carry out any of the following actions (other than any action undertaken in accordance with Section 9.3) (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether by amendment to the Restated Articles or its constitutional documents, merger, consolidation, schedule of arrangement, amalgamation or otherwise), and no resolution shall be adopted by the Board or by the board of directors of any other Group Company (as applicable) to directly or indirectly approve or carry out any of the following actions by the Company or such other Group Companies (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether by amendment to the Restated Articles or its constitutional documents, merger, consolidation, schedule of arrangement, amalgamation or otherwise), except with a majority of affirmative votes of the Board of Directors of the Company, including the affirmative vote or consent of each of the Investor Directors, provided that any action listed in paragraphs (g) and (j) below shall not require the affirmative vote or consent of the director appointed by Tencent:

(a)	any entry into, participation in, formation or establishment of, or exit from any joint venture, partnership, association, consortium or similar entities or relationships;

(b)

any provision of any loan or advance to any Person, including, any employee or director of any Group Company, except advances and similar expenditures in the ordinary course of business or in accordance with the terms of an ESOP approved by the Board;

(c)	any action to create guarantee, mortgage or any other encumbrance on any asset of any Group Company for any indebtedness;

(d)

any incurrence of indebtedness in excess of RMB5,000,000 in a single transaction or in excess of RMB10,000,000 in aggregate for any consecutive twelve (12) months, in each case not already included in a Board-approved budget or incurred outside the ordinary course of business;

(e)

provision of any loan or lending to any Related Party of any Group Company or other third party or provision of guarantee or security for the indebtedness or liability of any Related Party of any Group Company or any third party (other than (i) loans provided by the Company or a Wholly Owned/Controlled Subsidiary to another Wholly Owned/Controlled Subsidiary or provided by a Wholly Owned/Controlled Subsidiary to the Company) and (ii) guarantee or security provided by the Company or a Wholly Owned/Controlled Subsidiary for the indebtedness or liability of another Wholly Owned/Controlled Subsidiary or provided by a Wholly Owned/Controlled Subsidiary for the indebtedness or liability of the Company);

(f)

enter into or become a party to any transaction with any Related Party of any Group Company, renew or extend the terms of any such transaction, or amend any term of any such transaction in a manner adverse to any Group Company, other than (i) any redemption of Shares by the Company carried out in accordance with Article 47 of the Restated Articles, (ii) entry into any transaction involving value not exceeding RMB5,000,000 in a single transaction or entry into transactions involving value not exceeding RMB5,000,000 in aggregate for any fiscal year, in each case under clause (ii), in the ordinary course of business and on an arm’s length basis, and (iii) any business cooperation or strategic alliance with Tencent or its Affiliates conducted in accordance with the Tencent Business Cooperation Agreements;

(g)	approval and amendment of the annual business and financial plans, annual investment plans and annual budgets of the Group Companies taken as a whole;

(h)

approval of any capital expenditure in a single transaction or a series of related transactions in excess of RMB5,000,000 or in excess of RMB10,000,000 in aggregate for any consecutive twelve (12) months or approval of any investment commitments in a single transaction or a series of related transactions in excess of RMB10,000,000 or in excess of RMB20,000,000 in aggregate for any consecutive twelve (12) months, in each case that has not been included in the approved annual business plan or budget (to the extent that such annual business plan or budget has specified each specific capital expenditure and investment commitment);

(i)

approval of any other expenditure in a single transaction or a series of related transactions in excess of RMB5,000,000 or in excess of RMB10,000,000 in aggregate for any consecutive twelve (12) months that has not been included in the approved annual budget;

(j)

appointment, removal or replacement of the Chief Executive Officer, the Chief Financial Officer/Financial VP, the Chief Technology Officer, the Chief Operation Officer and the Chief Human Resource Officer;

(k)

approval of or change to the compensation and remuneration of the officers listed in paragraph (j) above (including approving the number of options or other awards issued to such persons under the duly approved ESOP);

(l)	any material alteration or change to the business scope, nature of business or Business of the Group Companies, entry into a new line of business, or exiting from any current line of business;

(m)

the adoption, amendment or termination of any equity incentive, purchase or participation plan or equivalent, of the Company for the benefit of the employees, officers, directors, advisors, contractors and consultants of the Group Companies (“ESOP”);

(n)

any transfer, sale, or disposal of any asset or business of any Group Company involving a transaction value in excess of RMB5,000,000 during any fiscal year (except for any Drag-Along Sale in accordance with Section 6.1, or any transfer, sale or disposition of assets or properties in accordance with Article 47 of the Restated Articles);

(o)

any sale, transfer, lease, license, pledge, encumbrance of technology or intellectual property of the Group Companies, other than non-exclusive licenses of the technology or intellectual property of the Group Companies granted in the ordinary course of business;

(p)

any investment (including through acquisition of asset or business of any Person) involving an amount in excess of RMB10,000,000 other than any investment in any then existing Subsidiary, or any establishment by any Group Company itself or with any other Person of, or any disposal of any interest (including Equity Securities) in, any joint venture, partnership, Subsidiary or alliance;

(q)	approval of any audited financial statements (including without limitation, the balance sheet, the income statement and the cash flow statement) of any Group Company;

(r)

any commencement or settlement of any material legal actions or arbitrations involving an amount exceeding RMB5,000,000 or any waiver, termination, settlement or compromise by any Group Company of any valuable right or of any liability involving an amount or value exceeding RMB5,000,000; and

(s)	the appointment, removal and replacement of the accounting firm/auditor of any Group Company, material change of the accounting or financial policy of any Group Company.

9.3

VIE Structure. If the structure or transactions contemplated by the Cooperative Agreements, as amended from time to time (the “VIE Structure”), are deemed by the relevant Governmental Authorities or expressly set forth under applicable Laws to be in violation of the Laws of the PRC:

(a)

the parties hereto agree to take any actions as required by the Preferred Majority to restructure the Group Companies or otherwise necessary to preserve the economic benefit of the Investors and the other shareholders of the Company under the structure pursuant to the Cooperative Agreements, taking into consideration any costs which may occur in connection with such restructuring or actions so taken; and

(b)

without limiting the generality of the foregoing item (a), in the event that Jiangsu Yunxuetang, Shanghai Zhong Ou, Shanghai Fenghe and/or any other variable interest entity (whether or not wholly or majority owned by Founder Lu or by third parties designated by Founder Lu as nominees) that is controlled by any WFOE or other Subsidiaries of the Company in the future under similar VIE Structure (collectively, “VIE Companies” and each, a “VIE Company”) are expressly required under the relevant Laws of the PRC or by the PRC Governmental Authorities to be divested from the relevant WFOE, or the VIE Structure is required to be terminated, the Group Companies and Founder Lu specifically agree and undertake that:

(i)

any actions taken by the shareholders of the VIE Companies (with respect to the VIE Companies other than Shanghai Zhong Ou and Shanghai Fenghe to the extent that Shanghai Zhong Ou and Shanghai Fenghe remain as Non-Wholly Owned/Controlled Subsidiaries) or any actions taken by Jiangsu Yunxuetang (with respect to Shanghai Zhong Ou and Shanghai Fenghe) regarding the divestiture of the VIE Companies or termination of the VIE Structure shall be approved in advance in writing by the Preferred Majority;

(ii)

to the greatest extent permitted by applicable Laws and unless otherwise agreed by the Preferred Majority in writing, the equity or assets of the VIE Companies other than Shanghai Zhong Ou and Shanghai Fenghe shall be, and Jiangsu Yunxuetang shall use its commercially reasonable efforts to cause the equity or assets of Shanghai Zhong Ou and Shanghai Fenghe to be, disposed of at the fair market value, and subject to the payment of applicable taxes and other government charges pursuant to the Laws of the PRC, any consideration received by the shareholders of the VIE Companies in connection with such divestiture or termination shall be held by them in trust for the benefit of the relevant WFOE and shall be passed on to such WFOE without any deduction or withholding; and

(iii)

to the greatest extent permitted by applicable Laws, each Investor and the other shareholders of the Company shall have the right to hold or acquire certain percentage of Equity Securities in Jiangsu Yunxuetang (or any similar company newly established to operate the Business in substitution for Jiangsu Yunxuetang) (the “Core VIE Company”) that equals to the percentage of the then-outstanding shares of the Company (on a fully-diluted and as-converted basis) that is owned by such Investor or shareholder, for nil consideration or at a nominal price, and Founder Lu shall and shall cause the other shareholders of the Core VIE Company, and the shareholders shall cause their respective Affiliates which hold Equity Securities in the Core VIE Company to, consent to and take all necessary actions to implement such transaction as demanded by such Investor or the other shareholder.

For the avoidance of doubt, nothing herein shall prejudice or restrict any Investor’s rights and privileges under the Restated Articles, including without limitation the redemption rights as set forth therein.

9.4	Tencent Reserved Matters and Consent Rights.

(a)

Notwithstanding anything to the contrary set forth in this Agreement or the Restated Articles but subject to Section 9.4(b), for so long as Tencent (including its Affiliates) holds fifty percent (50%) or more of the Series E Preferred Shares held by it as of January 25, 2021, prior written consent from Tencent shall be required for any of the following transactions:

(i)	any issuance of Equity Securities in any Group Company to any Tencent Restricted Person;

(ii)

any Transfer of Equity Securities in the Company or any Wholly Owned/Controlled Subsidiary by any holder thereof or any Transfer of Equity Securities in any Non-wholly Owned/Controlled Subsidiary by the Company or another Wholly Owned/Controlled Subsidiary (where applicable) to any Tencent Restricted Person (including in any enforcement proceedings); or

(iii)	any Deemed Liquidation Event with or involving any Tencent Restricted Person.

(b)	Notwithstanding the foregoing provisions in Section 9.4(a):

(i)

where there is a proposed Deemed Liquidation Event or Drag-Along Sale in which a Tencent Restricted Person is the counterparty which proposes to purchase Shares, if Tencent agrees to sell or transfer all (but not less than all) of the Shares then held by it and cease being a shareholder of the Company immediately after completion of the proposed Deemed Liquidation Event or Drag-Along Sale, and such Tencent Restricted Person agrees to buy or purchase all the Shares then held by Tencent, the restrictions under Section 9.4(a)(ii) and Section 9.4(a)(iii) shall not apply to such proposed Deemed Liquidation Event or Drag-Along Sale with such Tencent Restricted Person; and

(ii)

solely with respect to any proposed Transfer of Equity Securities in the Company by Yunfeng, if any Affiliate of Yunfeng is, as of the date hereof, an entity which Alibaba Group Holding Limited, Ant Technology Group Co. Ltd. (蚂蚁科技集团股份有限公司) or any entity that operates Alipay or any of their respective Affiliates holds directly or indirectly not less than 30% of the total issued shares therein or the voting power attaching to all the issued shares therein, such Affiliate of Yunfeng shall not be deemed as a Tencent Restrict Person.

(c)	The list of Tencent Restricted Persons shall not be revised without approval by the Board, including approval by each of the Investor Directors.

10.	ADDITIONAL COVENANTS

10.1

Non-Competition and Non-Solicitation Agreements. Without limiting or prejudicing the requirements and obligations under Section 8.10 of the Series D Purchase Agreement, Section 9.9 of the Series E Purchase Agreement and Section 8.9 of the Series E2 Purchase Agreement:

(a)

the Group Companies and the Founder Parties shall procure that each current and future Key Employee will enter into and/or remain bound by customary non-competition and non-solicitation agreement and/or employment agreement with the Group Companies, each in a form and substance reasonably acceptable to the Investors, and that in accordance with such non-competition and non-solicitation agreement and/or employment agreement, Founder Lu and each such Key Employee will be subject to and remain bound by customary non-compete, no-hire and non-solicitation obligations, and certain confidentiality obligations under the non-disclosure and proprietary assignment agreement set forth in Section 10.2 (x) as long as such foregoing Person either holds any Equity Securities directly or indirectly in any Group Company, or is employed by any Group Company, and (y) for two (2) years after the later of such Person ceasing to hold any Equity Securities in any Group Company and his/her employment with any Group Company being terminated; and

(b)

without prejudicing the foregoing, for so long as any Inventor holds any Preferred Shares, Founder Lu shall not and shall ensure that each of the Founder Parties and its Affiliates will not (i) directly or indirectly, through any Affiliate or any other Person, own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Business or otherwise competes with any Group Company, or (ii) cause, solicit, induce or encourage any employees of the Group Companies to leave such employment or, except for the purpose of hiring for any Group Companies, hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

10.2

Non-Disclosure and Propriety Rights Assignment Agreement. Founder Lu shall, and the Group Companies and the Founder Parties shall procure that each other current and future employee and consultant with access to any Group Company’s confidential information/trade secrets shall, enter into a non-disclosure and proprietary rights assignment agreement in a form and substance reasonably acceptable to the Investors.

10.3	Qualified Public Offering Cooperation.

(a)

Each of the Company and the Founder Parties undertakes that it shall use its reasonable best endeavours to or to cause the Company to consummate a Qualified Public Offering before the fourth (4th) anniversary of January 25, 2021. The Company shall consult periodically with SIG, Yunfeng, the Lead Series D Investor Representative and Tencent with respect to Qualified Public Offering, including without limitation the place, status, development and pricing of the anticipated public offering, provide SIG, Yunfeng, the Lead Series D Investor Representative and Tencent with reasonable access and opportunity to participate in meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with lenders, investors and rating agencies, and otherwise take such actions and provide such cooperation as may be reasonably requested by SIG, Yunfeng, the Lead Series D Investor Representative and/or Tencent such that SIG, Yunfeng, the Lead Series D Investor Representative and Tencent and Persons designated by SIG, Yunfeng, the Lead Series D Investor Representative and Tencent will have reasonable time and opportunity to provide feedback, opinions or comments on the draft prospectus and other material aspects of the public offering, and give SIG, Yunfeng, the Lead Series D Investor Representative and Tencent reasonable access to meetings regarding the selection or determination of stock exchange, underwriter or other advisors with respect to the anticipated public offering.

(b)

Without limiting the foregoing Section 10.3(a), from and after the second (2nd) anniversary of January 25, 2021, each of the Lead Series D Investor Representative and Tencent shall have right to request (provided that such right shall be exercised reasonably by the Lead Series D Investor Representative and/or Tencent taking into account the commercial conditions, including the financial and operating conditions, of the Group Companies) the Company to initiate a Qualified Public Offering by serving a written notice to the Company and the other shareholders hereto (a “Demanded IPO”), in which case: (1) each party hereto shall consent to such Demanded IPO and shall vote for and raise no objections against such Demanded IPO; (2) each party hereto shall use its reasonable best endeavors to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, reasonably requested by the Board or the underwriter(s) designated by the Board, to procure or effect such Demanded IPO, including unconditionally granting any and all consents or approvals, participating in meeting, presentations, road shows, drafting sessions, due diligence sessions and sessions with lenders, investors and rating agencies, and otherwise reasonably cooperating with the marketing efforts of the Company or any other Group Companies in connection with such Demanded IPO; (3) if requested by the Board upon advice of the managing underwriters of such Demanded IPO, each shareholder agrees to execute customary lock-up agreements consistent with the foregoing obligations; and (4) each party hereto shall ensure that (x) an IPO Resolution in form agreed by the Lead Series D Investor Representative and Tencent is placed on the agenda for, and brought to a vote at, the next meeting of the Board, and (y) all Directors of the Company designated or appointed by such party shall attend such meeting and, subject to applicable Laws, vote in favor of the IPO Resolution. The Company and the other Group Companies shall take all actions as contemplated to be taken by them under the IPO Resolution. In case of a Demanded IPO on a securities exchange in the United States of America, the applicable provisions under Section 3 shall apply, mutatis, mutandis, as if such Demanded IPO is made under a registration demanded under Section 3.3(a).

(c)

Founder Lu Holdco Mortgage. Each party hereto acknowledges that (i) the Founder Lu Holdco, Founder Lu and Centurium entered into that certain loan agreement dated April 23, 2020 (the “Founder Lu Holdco Loan Agreement”, as may be amended, restated and/or supplemented from time to time), and (ii) Founder Lu Holdco and Centurium entered into that certain equitable mortgage over shares dated April 23, 2020 (the “Founder Lu Holdco Mortgage Agreement”). Each party hereto hereby consents to the creation and enforcement of the Founder Lu Holdco Mortgage (including any Transfer of the Founder Lu Holdco Mortgaged Shares to Centurium, its Affiliates or any other Person other than a Tencent Restricted Person in order to enforce the Founder Lu Holdco Mortgage, including on the exercise of the power of sale thereunder) in accordance with the terms and conditions of the Founder Lu Holdco Mortgage Agreement. Each party hereto shall, and shall procure its Affiliates and any Director designate by it to take all actions as may be necessary to facilitate and give effect to the creation and enforcement of the Founder Lu Holdco Mortgage, including (a) to approve, consent to and/or vote affirmatively for the creation and enforcement of the Founder Lu Holdco Mortgage and any transactions and actions as contemplated thereby (including any Transfer of the Founder Lu Holdco Mortgaged Shares to Centurium, its Affiliates or any other Person other than a Tencent Restricted Person in order to enforce the Founder Lu Holdco Mortgage, including the exercise of the power of sale thereunder), and (b) execute and deliver all agreements, certificates, instruments, resolutions and other documents with respect to the creation and enforcement of the Founder Lu Holdco Mortgage and any transactions and actions as contemplated thereby (including any Transfer of the Founder Lu Holdco Mortgaged Shares to Centurium, its Affiliates or any other Person other than a Tencent Restricted Person in order to enforce the Founder Lu Holdco Mortgage, including the exercise of the power of sale thereunder).

10.4

Redemption. Each party agrees that it shall and shall procure its Affiliates and any Director designated by it to take all actions necessary or desirable to complete and give full effect to any redemption that shall be carried out in accordance with Article 47 of the Restated Articles pursuant to the terms thereof.

10.5

Tax Declaration. The parties agree that to the extent a Form 8832 (Entity Classification Election) or Form SS-4 (Application for Employer Identification Number) is proposed to be filed by or on behalf of any Group Company with the relevant Governmental Authorities (whether pursuant to any Prior Financing Documents or otherwise), the relevant Group Company shall obtain Centurium’s prior written consent before making any filing of the aforesaid forms, and any such form to be filed shall be in form and substance satisfactory to Centurium.

10.6

Dual Class Voting Structure. The parties agree that immediately prior to the completion of an IPO, or at such other time as the Series A Majority, the Series B Majority, the Series C Majority, the Series D Majority, the Series E Majority and Founder Lu may agree, the Company shall, adopt a dual class ordinary share structure, pursuant to which, the then issued and outstanding Ordinary Shares of the Company held directly or indirectly by and only by Founder Lu shall each have certain number of multiple votes on all matters in a shareholders meeting or in respect of any shareholders resolutions of the Company in order to ensure that Founder Lu holds, directly or indirectly, no less than fifty one percent (51%) of the voting power at the shareholders’ meetings of the Company (the “Dual Class Voting Structure”), and the detailed terms and conditions of such Dual Class Voting Structure shall be subject to the prior written consents of the Series A Majority, the Series B Majority, the Series C Majority, the Series D Majority, the Series E Majority and Founder Lu.

10.7

Reservation of ESOP Shares. Each party hereto acknowledges that the Company has reserved 2,956,830 Ordinary Shares for issuance to the employees, officers, directors, advisors, contractors and consultants of the Group Companies (the “Existing ESOP Shares”). Each party hereto agrees that immediately after the Closing, the Company shall further reserve 8,301,863 Ordinary Shares in addition to the Existing ESOP Shares (the “New ESOP Shares”) for issuance to the employees, officers, directors, advisors, contractors and consultants of the Group Companies in accordance with an ESOP to be duly adopted, representing five percent (5%) of the Equity Securities of the Company (on a fully-diluted and as-converted basis) immediately after such reservation.

10.8

Issuance and Transfer of Shares to Zu Teng (祖腾). Each of the Parties hereby agrees and acknowledges that (i) the Company will issue and allot all of the Existing ESOP Shares (i.e., 2,956,830 Ordinary Shares) to Zu Teng (祖腾) or any wholly owned entity(ies) of Zu Teng (祖腾) (“Zu Teng’s SPV”) after the Closing; and (ii) the Founder Lu Holdco will transfer 825,131 Ordinary Shares held by it to Zu Teng (祖腾) or Zu Teng’s SPV after the Closing (collectively, the “Issuance and Transfer of Shares”), provided that, (x) at or prior to the completion of the Issuance and Transfer of Shares, Zu Teng ( 祖腾 ) and Zu Teng’s SPV (if applicable) shall (aa) enter into a share restriction agreement in the form and substance determined by the Board (including the affirmative votes of the Investor Directors), pursuant to which the Ordinary Shares directly or indirectly held by Zu Teng (祖腾) shall be subject to customary vesting schedules and repurchase rights of the Company and the Investors, and (bb) execute a deed of adherence in the form and substance determined by the Board (including the affirmative votes of the Investor Directors), pursuant to which Zu Teng (祖腾) and Zu Teng’s SPV (if applicable) shall agree in writing to be bound by this Agreement and each other Transaction Document as a “holder of Ordinary Shares”, a “Founder Party” and/or a “Key Holder Party” (in particular, Zu Teng (祖腾) and/or Zu Teng’s SPV (as applicable) shall assume the obligations under Section 8.9 of the Series E2 Purchase Agreement, Sections 10.1 and 10.2 hereof); and (y) such Issuance and Transfer of Shares shall be effected in compliance with all applicable Laws and reasonable evidence of the satisfaction of all applicable filings or registrations required by the SAFE under the Circular 37 and any other applicable SAFE rules and regulations shall be provided to the Investors. Each party hereto shall, and shall procure its Affiliates and any Director designated by it to take all actions as may be necessary to facilitate and give effect to the aforesaid Issuance and Transfer of Shares in accordance with the terms and conditions hereof, including (a) to approve, consent to and/or vote affirmatively for the aforesaid Issuance and Transfer of Shares, and (b) execute and deliver all agreements, certificates, instruments, resolutions and other documents with respect to the Issuance and Transfer of Shares.

11.	GENERAL PROVISIONS.

11.1

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to a party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule V hereto, upon receipt of confirmation of error-free transmission; (c) when sent by electronic-mail at the e-mail address set forth in Schedule V hereto, upon being sent unless failure delivery notice is received; (d) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant party as set forth in Schedule V; or (e) three (3) Business Days after deposit with an overnight delivery service provider, postage prepaid, addressed to the parties as set forth in Schedule V with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses set forth in Schedule V, or designate additional addresses, for purposes of this Section 11.1 by giving the other parties written notice of the new address in the manner set forth above.

11.2

Entire Agreement. This Agreement, the Series E2 Purchase Agreement, the Restated Articles, the Share Restriction Agreements and the other Transaction Documents constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the above, this Agreement supersedes and replaces the Prior Agreement in its entirety.

11.3	Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

11.4

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5

Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

11.6

Successors and Assigns. Subject to the provisions of Section 7.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Notwithstanding anything to the contrary, this Agreement and the rights and obligations therein may be assigned by each Investor and each Angel Party to any of its Affiliates or any transferee of its Shares of the Company in a transfer that has complied with this Agreement without any consent of the other parties. Except as expressly provided in this Agreement and other than the parties hereto or their respective successors and assigns, a Person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce, or to enjoy the benefit of, any term of this Agreement.

11.7

Assignment. The rights and obligations of the parties hereto other than the Investors and the Angel Parties hereunder are not assignable without prior written consents of the Investors and the Angel Parties; provided that the rights of the Founder Lu Holdco in respect of the Founder Lu Holdco Mortgaged Shares are fully assignable to any permitted transferee or assignee (to the extent that such transferee or assignee is not a Company Competitor or a Tencent Restricted Person) of such Founder Lu Holdco Mortgaged Shares as result of the enforcement of the Founder Lu Holdco Mortgage (including the exercise of the power of sale thereunder) in accordance with the terms and conditions of the Founder Lu Holdco Mortgage Agreement without prior written consents of the Investors or the Angel Parties, conditional upon such transferee or assignee signing a joinder substantially in form attached hereto as Exhibit B (a “Joinder”). The rights of each of the Investors and the Angel Parties hereunder are fully assignable to any transferee or assignee (to the extent that such transferee or assignee is not a Company Competitor or a Tencent Restricted Person), of any Shares of the Company held by such Investor or such Angel Party (as applicable), conditional upon such transferee or assignee signing a Joinder. In the event that any shareholder proposes to transfer any Shares in accordance with the terms of this Agreement, it shall procure that the transferees of such Shares (to the extent not already a party hereto) to execute a Joinder to become a party to and bound by this Agreement immediately upon becoming a holder of such Shares as reflected in the register of members of the Company.

11.8

Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, (i) all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement; (ii) the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (iii) the term “or” is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (vi) the masculine, feminine, and neuter genders will each be deemed to include the others; (vii) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (viii) the term “day” shall mean “calendar day”, and “month” shall mean calendar month, (ix) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement unless the context otherwise requires, (x) the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to Laws include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (xiv) all references to dollars or to “US$” are to currency of the United States of America and all references to “RMB” are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies), and (xv) references to a party includes a reference to that party’s successors and permitted assigns.

11.9

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and emailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.10	Share Calculation.

(a)

Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares or any reference to per Share amount, then, upon the occurrence of any share split, subdivision, combination, share dividend, recapitalization, reclassification or similar event affecting Preferred Shares or Ordinary Shares after the date hereof, the specific number of Preferred Shares or Ordinary Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect of such event on the outstanding Preferred Shares or Ordinary Shares by such share split, subdivision, combination or share dividend. Any reference to or calculation of Shares in issue shall exclude treasury shares.

(b)

In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged (including assuming that the Existing ESOP Shares and the New ESOP Shares (after its reservation) have been issued and are outstanding), (ii) reference to an “as converted basis” or “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares.

11.11

Aggregation of Shares. All the Preferred Shares and Ordinary Shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.12

Grant of Proxy. Upon the failure of any holder of Ordinary Shares to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such holder of Ordinary Shares (excluding Matrix), hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by it/him, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 11.12 is amended to remove such grant of proxy in accordance with this Section 11.12, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

11.13

Shareholders Agreement to Control. If and to the extent that there are conflicts between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control as among the shareholders. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such conflicts, to amend the Restated Articles so as to eliminate such conflicts.

11.14	Dispute Resolution.

(a)

Negotiation Between Parties; Mediation. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties to the dispute within thirty (30) days, Section 11.14(b) shall apply.

(b)	Arbitration.

(i)

In the event any parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute, including the validity, invalidity, breach or termination of this Agreement, may be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Arbitration Rules (the “HKIAC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). There shall be three (3) arbitrators. Where there is more than one (1) party to one (1) side of the dispute, the parties whose interests are aligned shall jointly select one (1) arbitrator. The other party to such a dispute shall select one (1) arbitrator. The HKIAC shall select the third arbitrator. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including such additions to the HKIAC Rules as are therein contained.

(ii)

The decision of the arbitrators (by rule of majority) shall be final and binding on the parties to the dispute (including any decision on their fees) and their fees shall be borne and paid by the parties in such proportions as the arbitrators shall determine. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

11.15

Process Agent. Each of the Group Companies and the Founder Parties hereby irrevocably designates and appoints YXT.COM (HK) LIMITED, with its address located at Unit 06, 3/F., Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong (the “Process Agent”), as its/his authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Existing Shareholders or the Company, as applicable. Each of the Group Companies and the Founder Parties hereby represents that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Group Companies and the Founder Parties hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the Group Companies and the Founder Parties further agrees that service of process upon the Process Agent and notice of said service to the Group Companies and the Founder Parties, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Group Companies and the Founder Parties, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law. Each of the Group Companies and the Founder Parties further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Group Companies and the Founder Parties has any outstanding obligations under this Agreement.

11.16	Further Actions. Each shareholder of the Company agrees that it shall use its commercially reasonable effort to enhance and increase the value and principal business of the Company.

11.17

Specific Performance. The parties hereto acknowledge and agree that irreparable harm may occur for which money damages may not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

11.18	Effectiveness. This Agreement shall become effective as between all parties hereto as of the date hereof.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

UNICENTURY GROUP HOLDING LIMITED

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

YXT.COM Holding Limited

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

YXT.COM (HK) LIMITED (雲學堂控股(香港)有限公司)

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

Digital B-School China Limited

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

CEIBS Management Ltd.

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES (continued):

Yunxuetang Information Technology (Jiangsu) Co., Ltd. (云学堂信息科技(江苏)有限公司)
(corporate seal affixed herto)

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

Jiangsu Yunxuetang Network Technology Co., Ltd.
(江苏云学堂网络科技有限公司)
(corporate seal affixed hereto)

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES (continued):

Beijing Yunxuetang Network Technology Co., Ltd.
(北京云学堂网络科技有限公司)
(corporate seal affixed hereto)

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan Title: Authorized Signatory)

Suzhou Xuancai Network Technology Co., Ltd.
(苏州炫彩网络科技有限公司)
(corporate seal affixed hereto)

By:	/s/ Lu Xiaoyan
Name: Lu Xiaoyan
Title: Authorized Signatory

Suzhou Xiwenlejian Network Technology Co., Ltd.
(苏州喜闻乐见网络科技有限公司)
(corporate seal affixed hereto)

By:	/s/ Zu Teng
Name: Zu Teng
Title: Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES (continued):

Beijing Guoshi Technology Co., Ltd.
(北京果识科技有限公司)
(corporate seal affixed hereto)

By:	/s/ Zu Teng
Name: Zu Teng
Title: Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER PARTIES:

Founder Lu

Lu Xiaoyan
(卢小燕, a/k/a. 卢睿泽)

/s/ Lu Xiaoyan

Founder Lu Holdco

UNICENTURY HOLDINGS LIMITED

By:	/s/ Lu Xiaoyan
Name:	Lu Xiaoyan
Title:	Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE KEY HOLDER PARTIES:

XZY HOLDINGS LIMITED

By:	/s/ Lu Xiaoyan
Name: Title:	Lu Xiaoyan Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE KEY HOLDER PARTIES:

DZQH HOLDINGS LIMITED

By:	/s/ Lu Xiaoyan
Name: Title:	Lu Xiaoyan Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE KEY HOLDER PARTIES:

Dingding Holdings Limited

By:	/s/ Ding Jie
Name: Title:	Ding Jie Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ANGEL PARTIES:

BESTTECH HOLDINGS COMPANY LIMITED

By:	/s/ Chen Hongbo
Name: Title:	Chen Hongbo Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ANGEL PARTIES:

AmazingTech Holdings Company Limited

By:	/s/ Xu Naihan
Name:	Xu Naihan
Title:	Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE OTHER ORDINARY SHAREHOLDER:

LANGMAFENG HOLDINGS LIMITED

By:	/s/ Xiao Jiancong
Name:	Xiao Jiancong
Title:	Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

SIG CHINA INVESTMENTS MASTER FUND IV, LLLP

By: SIG Asia Investment, LLLP, Its Authorized Ageat

By: Heights Capital Management, INC., Its Authorized Agent

By:	/s/ Michael Spolan
Name:	Michael Spolan
Title:	General Counsel

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Ximalaya (Hong Kong) Limited

(喜馬拉雅(香港)有限公司)

By:	/s/ Yu Jianjun
Name:	Yu Jianjun
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Potato Capital Holding Limited

By:	/s/ Shen Jinhua
Name:	Shen Jinhua
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Bronze Shield Limited

By:	/s/ Gao Qi
Name:	Gao Qi
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

YF Elite Alliance Limited

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Jump Shot Holdings Limited

By:	/s/ Jun Liu
Name:	Jun Liu
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Chengwei Capital HK Limited

By:	/s/ Li Shimo
Name:	Li Shimo
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

CW MBA Digital Limited

By:	/s/ Li Shimo
Name:	Li Shimo
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Image Frame Investment (HK) Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ANGEL PARTY / THE INVESTORS:

Matrix Partners China VI Hong Kong Limited

By:	/s/ Zhang Ying
Name:	Zhang Ying
Title:	Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Hundreds Three Fund Limited Partnership

By :	Hundreds Capital, in its capacity as the general partner of Hundreds Three Fund Limited Partnership

By:	/s/ HE, Yanqing
Name:	HE, Yanqing
Title: Director

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

SCC Growth VI Holdco E, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders Agreement of Unicentury Group

Holding Limited

SCHEDULE I

List of Founder Parties

SCHEDULE II

List of Key Holder Parties

SCHEDULE III

List of Angel Parties and the Other Ordinary Shareholder

SCHEDULE IV-1

List of Series A Investors

SCHEDULE IV-2

List of Series B Investors

SCHEDULE IV-3

List of Series C Investor

SCHEDULE IV-4

List of Series D Investors

SCHEDULE IV-5

List of Series E Investor

SCHEDULE IV-6

List of Series E2 Investors

SCHEDULE V

Notices

EXHIBIT A

PFIC Annual Information Statement

EXHIBIT B

JOINDER TO SHAREHOLDERS AGREEMENT

EXHIBIT C

List of Company Competitors

EXHIBIT D

Tencent Restricted Persons